                                                                   EXHIBIT 10.31

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                       AMENDED AND RESTATED LOAN AGREEMENT

                                  by and among

                             SPACELABS MEDICAL, INC.
                            a California corporation

                                  as Borrower,

                              BANK OF AMERICA, N.A.
                         a national banking association

                         U.S. BANK NATIONAL ASSOCIATION,
                         a national banking association

                                   as Lenders,

                              BANK OF AMERICA, N.A.
                         a national banking association

                                    as Agent

                                       and

                            SPACELABS MEDICAL, INC.,
                             a Delaware corporation,

                                  as Guarantor.

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                                 August 11, 2000

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                             [BANK OF AMERICA LOGO]


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                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE 1. DEFINITIONS.......................................................  2
   Section 1.1 Certain Defined Terms.........................................  2
   Section 1.2 General Principles Applicable to Definitions.................. 15
   Section 1.3 Accounting Terms.............................................. 15
   Section 1.4 Currency Equivalents.......................................... 15

ARTICLE 2. THE LOANS......................................................... 15
   Section 2.1 Term Loan..................................................... 15
   Section 2.2 Burdick Loans................................................. 15
   Section 2.3 Revolving Loans............................................... 16
   Section 2.4 Manner of Borrowing........................................... 16
     (a)  Generally.......................................................... 16
     (b)  Lender Notification................................................ 17
     (c)  Funding of Loans................................................... 17
   Section 2.5 Reduction of Commitment....................................... 17
   Section 2.6 Repayment of Principal........................................ 18
     (a)  Term Loan.......................................................... 18
     (b)  Burdick Loans...................................................... 18
     (c)  Revolving Loans.................................................... 18
   Section 2.7 Agent's Right to Fund......................................... 19
   Section 2.8 Interest on Loans............................................. 19
     (a)  Interest Rate...................................................... 19
        (1) Term Loan........................................................ 19
        (2) Burdick Loans.................................................... 19
        (3) Revolving Loans.................................................. 20
        (4) Default Interest................................................. 20
     (b)  Authorization to Charge Borrower's Bank Account.................... 20
     (c)  Interest Payment Dates............................................. 20
     (d)  Selection of Alternative Rates..................................... 21
     (e)  Applicable Days For Computation of Interest........................ 22
     (f)  Unavailable IBOR or LIBOR Rates.................................... 23
     (g)  Compensation for Increased Costs................................... 23
     (h)  Determination of Interest Rates and Equivalent Amounts............. 24
   Section 2.9 Prepayments................................................... 25
   Section 2.10 Notes; Recordation of Loans.................................. 25
     (a)  Promissory Notes................................................... 25
     (b)  Recordation of Loans............................................... 25
     (c)  Substitute Notes................................................... 25
   Section 2.11 Manner of Payments........................................... 26


                                       2
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
   Section 2.12 Application of Payments...................................... 26
   Section 2.13 Fees......................................................... 27
     (a)  Unused Commitment Fees............................................. 27
     (b)  Up-front Fee....................................................... 27
     (c)  Arrangement Fee.................................................... 28
   Section 2.14 Sharing of Payments, Etc..................................... 28
   Section 2.15 Extension of Revolving Commitment Period..................... 28
   Section 2.16 Offshore Currency Loans...................................... 28
     (a)  Dollar Equivalent Amount........................................... 29
     (b)  Offshore Currency Unavailable...................................... 29
     (c)  Offshore Rate Unavailable.......................................... 29
     (d)  Occurrence of Event of Default..................................... 30
     (e)  Agreed Alternate Currencies........................................ 30

ARTICLE 3. CONDITIONS OF LENDING............................................. 30
   Section 3.1 Conditions to Initial Loan.................................... 30
     (a)  Loan Documents..................................................... 30
     (b)  Corporate Authority................................................ 30
     (c)  Evidence of Security............................................... 31
     (d)  Evidence of Insurance.............................................. 31
     (e)  Legal Opinion...................................................... 32
     (f)  Certificates....................................................... 32
   Section 3.2 Conditions to All Loans....................................... 32
     (a)  Prior Conditions................................................... 32
     (b)  Notice of Borrowing................................................ 32
     (c)  No Termination of Guaranty Agreement............................... 32
     (d)  No Default......................................................... 32
     (e)  Other Information.................................................. 32

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.................................... 33
   Section 4.1 Corporate Existence and Power................................. 33
   Section 4.2 Corporate Authorization....................................... 33
     (a)  Borrower Authorization............................................. 33
     (b)  Guarantor Authorization............................................ 33
     (c)  Subsidiary Authorization........................................... 34
   Section 4.3 Government Approvals, Etc..................................... 34
   Section 4.4 Binding Obligations, Etc...................................... 34
   Section 4.5 Litigation.................................................... 34
   Section 4.6 Financial Condition........................................... 34
   Section 4.7 Title and Liens............................................... 35
   Section 4.8 Building and Environmental Laws............................... 35
   Section 4.9 Taxes......................................................... 35
   Section 4.10 Laws, Orders; Other Agreements............................... 35
   Section 4.11 Federal Reserve Regulations.................................. 36
   Section 4.12 ERISA........................................................ 36


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
   Section 4.13 Subsidiaries................................................. 36
   Section 4.14 Patents, Licenses, Franchises................................ 37
   Section 4.15 Investment Company; Public Utility Holding Company........... 37

ARTICLE 5. AFFIRMATIVE COVENANTS............................................. 37
   Section 5.1 Use of Proceeds............................................... 37
   Section 5.2 Financial Statements.......................................... 37
     (a)  Annual Guarantor Statements........................................ 37
     (b)  Quarterly Guarantor Statements..................................... 38
     (c)  Stockholder Reports and Proxy Statements........................... 38
   Section 5.3 Inspection of Property........................................ 38
   Section 5.4 Payment of Taxes.............................................. 39
   Section 5.5 Preservation of Corporate Existence........................... 39
   Section 5.6 Maintenance of Property....................................... 39
   Section 5.7 Insurance..................................................... 39
   Section 5.8 Records and Accounts.......................................... 40
   Section 5.9 Additional Payments; Additional Acts.......................... 40
   Section 5.10 Notification................................................. 40
   Section 5.11 Funded Debt to EBITDA Ratio.................................. 41
   Section 5.12 EBITDA to Debt Service Ratio................................. 41
   Section 5.13 Fixed Charge Coverage Ratio.................................. 41
   Section 5.14 Tangible Net Worth........................................... 41

ARTICLE 6. NEGATIVE COVENANTS................................................ 42
   Section 6.1 Limitations on Liens.......................................... 42
   Section 6.2 Limitations on Indebtedness................................... 43
   Section 6.3 Limitation on Investments..................................... 43
   Section 6.4 Merger or Sale of Assets...................................... 44
   Section 6.5 Limitation on Net Losses...................................... 45

ARTICLE 7. EVENTS OF DEFAULT................................................. 46
   Section 7.1 Events of Default............................................. 46
     (a)  Payment Default.................................................... 46
     (b)  Breach of Warranty................................................. 46
     (c)  Breach of Certain Covenants........................................ 46
     (d)  Breach of Other Covenants.......................................... 46
     (e)  Cross-default...................................................... 46
     (f)  Voluntary Bankruptcy, Etc.......................................... 46
     (g)  Involuntary Bankruptcy, Etc........................................ 47
     (h)  Insolvency, Etc.................................................... 47
     (i)  Judgment........................................................... 47
     (j)  ERISA.............................................................. 47
     (k)  Interest Rate Swap Agreement....................................... 48
     (l)  Change in Ownership................................................ 48
   Section 7.2 Consequences of Default....................................... 48

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

ARTICLE 8. THE AGENT......................................................... 48
   Section 8.1 Authorization and Action...................................... 48
   Section 8.2 Duties and Obligations........................................ 49
   Section 8.3 Dealings Between Agent and Borrower........................... 50
   Section 8.4 Lender Credit Decision........................................ 50
   Section 8.5 Indemnification............................................... 50
   Section 8.6 Successor Agent............................................... 51
   Section 8.7 Agent's Fee................................................... 51

ARTICLE 9. MISCELLANEOUS..................................................... 51
   Section 9.1 No Waiver; Remedies Cumulative................................ 51
   Section 9.2 Governing Law................................................. 52
   Section 9.3 Mandatory Arbitration......................................... 52
   Section 9.4 Consent to Jurisdiction....................................... 52
   Section 9.5 Notices....................................................... 52
   Section 9.6 Subordination of Security Interests........................... 52
   Section 9.7 Successors and Assigns........................................ 53
   Section 9.8 Severability.................................................. 54
   Section 9.9 Survival...................................................... 54
   Section 9.10 Conditions Not Fulfilled..................................... 55
   Section 9.11 Entire Agreement; Amendment.................................. 55
   Section 9.12 Headings..................................................... 55
   Section 9.13 Prevailing Party Attorney's Fees............................. 55
   Section 9.14 Concerning Oral Agreements................................... 55


SCHEDULES
Schedule 1     Prepayment Fees
Schedule 2     Borrower and Subsidiary Schedule
Schedule 3     Pending Litigation

EXHIBITS
Exhibit A         Term Note
Exhibit B         Burdick Note
Exhibit C         Revolving Note
Exhibit D         Borrower Security Agreement
Exhibit E         Subsidiary Security Agreement
Exhibit F         Account Subordination Agreement
Exhibit G         Deed of Trust
Exhibit H         Hazardous Substances Agreement
Exhibit I         Legal Opinion
Exhibit J         Guaranty Agreement
Exhibit K         Subordination Agreement

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Exhibit L         Quarterly Compliance Certificate
Exhibit M         Notice of Borrowing


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


                       AMENDED AND RESTATED LOAN AGREEMENT

        THIS AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is made as of the 11th day of August, 2000, by and among BANK OF AMERICA, N.A., formerly known as Bank of America National Trust and Savings Association, a national banking association ("Bank of America"), U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank" and together with Bank of America, the "Lenders"), BANK OF AMERICA N.A., formerly known as Bank of America National Trust and Savings Association, a national banking association, as agent for Lenders (the "Agent"), SPACELABS MEDICAL, INC., a California corporation (the "Borrower") and SPACELABS MEDICAL, INC., a Delaware corporation (the "Guarantor").

                                    RECITALS

        A. Borrower, Bank of America and Guarantor entered into that certain Loan Agreement dated as of December 7, 1995 (as amended, restated, supplemented or otherwise modified, the "Original Agreement"), pursuant to which Bank of America made a term loan to Borrower in the principal amount of $15,000,000 (the "Term Loan") and agreed, subject to the terms therein contained to make revolving loans to Borrower in an aggregate principal amount of up to $10,000,000 (the "Original Commitment").

        B. Borrower, Bank of America and Guarantor thereafter entered into that certain Amended and Restated Loan Agreement dated as of July 16, 1997 (as amended, restated, supplemented or otherwise modified, the "Existing Agreement"), pursuant to which Bank of America continued the Term Loan and agreed to make available a revolving loan facility converting to term in the aggregate principal amount of up to $30,000,000 for the purpose of financing Borrower's acquisition of Burdick, Inc. (the "Burdick Commitment"), to make available a revolving loan facility converting to term in the aggregate principal amount of up to $35,000,000 for general corporate purposes (the "Revolving Commitment") and in connection therewith, cancelled the Original Commitment. The Existing Agreement was amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of October 16, 1997.

        C. Under an Assignment and Assumption Agreement dated as of January 8, 1998, Bank of America assigned and sold, and U.S. Bank assumed and purchased a percentage interest of Bank of America's rights and obligations with respect to the Burdick Commitment and the Revolving Commitment under the Existing Agreement.

        D. The Existing Agreement was further amended by that certain Second Amendment to Amended and Restated Loan Agreement dated as of October 15, 1998, that certain Third Amendment to Amended and Restated Loan Agreement dated as of March 15, 1999, by that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of August 27, 1999 pursuant to which Lenders agreed to increase the Revolving Commitment to $45,000,000 and by that certain Fifth Amendment to Amended and Restated Loan Agreement dated as of June 30, 2000 pursuant to which Lenders agreed to extend the revolving term of the Revolving Commitment and the Burdick Commitment to August 18, 2000.

        E. Borrower has requested that Lenders extend the maturity date of the Burdick Commitment and the Revolving Commitment and make certain modifications to the financial covenants set forth in the Existing Agreement which Lenders have agreed to do on the terms and conditions set forth below.

        NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Agreement as follows:

                                    AGREEMENT

                                   ARTICLE 1.
                                   DEFINITIONS

        SECTION 1.1 CERTAIN DEFINED TERMS

        As used in this Agreement, the following terms have the following meanings:

            "Account Subordination Agreement" has the meaning given in Section 9.6.

            "Adjusted EBITDA" means, (i) for the fiscal quarter ended September 30, 2000, EBITDA computed using four (4) times the EBITDA for the fiscal quarter ended September 30, 2000, (ii) for the fiscal quarter ended December 31, 2000, EBITDA computed using four (4) times the EBITDA for the fiscal quarter ended December 31, 2000, (iii) for the fiscal quarter ended March 31, 2001, EBITDA computed using the sum of three (3) times the EBITDA for the fiscal quarter ended March 31, 2001 plus the EBITDA for the fiscal quarter ended December 31, 2000, (iv) for the fiscal quarter ended June 30, 2001, EBITDA computed using the sum of two (2) times the EBITDA for the fiscal quarter ended June 30, 2001 plus the EBITDA for the fiscal quarters ended December 31, 2000 and March 31, 2001 and (v) for the fiscal quarter ended September 30, 2001 and each fiscal quarter ending thereafter, EBITDA computed using the four (4) consecutive fiscal quarters immediately preceding the date of determination.

            "Agent" means Bank of America, N.A., a national banking association, in its capacity as agent for Lenders, and any successor agent designated in accordance with Section 8.6.

            "Agreed Alternative Currency" has the meaning given in Section 2.16(e).

            "Applicable Burdick Interest Rate" means for each Burdick Loan (or portion of thereof) the Overnight Rate, the Burdick IBOR Rate, the Burdick LIBOR Rate or the Base Rate as designated by Borrower in an Interest Rate Notice given with respect to such Burdick Loan (or portion thereof) or as otherwise determined pursuant to Section 2.8(d).

            "Applicable Currency" means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated or is payable.

            "Applicable IBOR Rate" means the Burdick IBOR Rate or the Revolving IBOR Rate, as applicable.


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


            "Applicable Interest Period" means, with respect to any Loan, the period commencing on the first day Borrower elects to have the Overnight Rate, the IBOR Rate, the LIBOR Rate or the Quoted Rate, as applicable, apply to such Loan and ending:

            (a) The following Business Day in the case of a Overnight Rate Loan as specified in the Interest Rate Notice given in respect of such Overnight Rate Loan;

            (b) One, two or three weeks thereafter in the case of a IBOR Rate Loan as specified in the Interest Rate Notice given in respect of such IBOR Rate Loan;

            (c) One, two, three or six months thereafter in the case of a LIBOR Rate Loan as specified in the Interest Rate Notice given in respect of such LIBOR Rate Loan;

            (d) On any date that is an anniversary of the date that the Quoted Rate was selected to apply to the Term Loan as specified in the Interest Rate Notice;

provided, however, that the Applicable Interest Period with respect to any Loan shall end on the first LIBOR Business Day of the first, second, third, fourth or seventh month following the last day of any period during which the Base Rate or the Quoted Rate applied to such Loan, and all subsequent Applicable Interest Periods shall end on the first LIBOR Business Day of a month, provided, further, that the initial Applicable Interest Period with respect to any Burdick Loan or Revolving Loan shall end on the first LIBOR Business Day of the first, second, third, fourth or seventh month following the disbursement of such Loan, and all subsequent Applicable Interest Periods shall end on the first LIBOR Business Day of a month, provided, further, that no Applicable Interest Period for any Loan may be selected if it extends beyond the Maturity Date, provided, further, that no Applicable Interest Period for any Offshore Currency Loan may be selected if it extends beyond the last day of the Revolving Commitment Period.

            "Applicable Interest Rate" means the Applicable Term Interest Rate, Applicable Burdick Interest Rate or the Applicable Revolving Interest Rate, as applicable.

            "Applicable LIBOR Rate" means the Term LIBOR Rate, the Burdick LIBOR Rate or the Revolving LIBOR Rate, as applicable.

            "Applicable Margin" means on any date, a per annum interest rate determined in accordance with the following table:

                  Funded Debt to
                  EBITDA Rating                     Applicable Margin
                  -------------                     -----------------

                  Level 1                        150 basis points (1.50%)
                  Level 2                        250 basis points (2.50%)

            "Applicable Revolving Interest Rate" means for each Revolving Loan (or portion of thereof) the Overnight Rate, the Revolving IBOR Rate, the Revolving LIBOR Rate or the Base Rate as designated by Borrower in an Interest Rate Notice given with respect to such Revolving Loan (or portion thereof) or as otherwise determined pursuant to Section 2.8(d).


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


            "Applicable Term Interest Rate" means for the Term Loan (or portion thereof), the Term LIBOR Rate, the Quoted Rate or the Base Rate as designated by Borrower in an Interest Rate Notice given with respect to the Term Loan (or portion thereof) or otherwise determined pursuant to Section 2.8(d).

            "Bank of America" means Bank of America, N.A., a national banking association, and any Successors thereof.

            "Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York, San Francisco, California or Seattle, Washington are authorized or required by law to close and
(i) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and
(ii) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

            "Base Rate" means a per annum rate equal to the greater of (a) the Prime Rate, or (b) the sum of (i) fifty (50) basis points (0.5%) plus (ii) the Federal Funds Rate, changing as such Prime Rate or Federal Funds Rate changes.

            "Base Rate Loan" means any Loan (or portion thereof) bearing interest at the Base Rate.

            "Borrower" means Spacelabs Medical, Inc., a California corporation, and any permitted Successor or assign pursuant to Section 9.7.

            "Borrower Security Agreement" means that certain Security Agreement of even date herewith executed by Borrower in favor of Agent substantially in the form of Exhibit D attached hereto, as such security agreement may be amended, restated, supplemented or otherwise modified from time to time.

            "Burdick" means Spacelabs Burdick, Inc., a Delaware corporation.

            "Burdick Commitment" has the meaning given in Section 2.2.

            "Burdick Commitment Period" means the period beginning on July 16, 1997 and ending on July 16, 2001.

            "Burdick Conversion Date" has the meaning given in Section 2.6(b).

            "Burdick IBOR Rate" means, for any Applicable Interest Period, an interest rate per annum equal to the IBOR Rate for such Applicable Interest Period plus the Applicable Margin (changing as such Applicable Margin changes).

            "Burdick LIBOR Rate" means, for any Applicable Interest Period, an interest rate

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
per annum equal to the LIBOR Rate for such Applicable Interest Period plus the Applicable Margin (changing as such Applicable Margin changes).

            "Burdick Maturity Date" has the meaning given in Section 2.6(b).

            "Burdick Notes" has the meaning given in Section 2.10(a).

            "Burdick Percentage Interest" means for any Lender, at any time, the percentage that such Lender's Burdick Commitment bears to the Total Burdick Commitment.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Seattle, Washington are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, means a London Business Day, and if the applicable Business Day relates to any Offshore Currency Loan, means a Banking Day.

            "Canadian Security Agreement" means, together, (i) that certain Security Agreement and (ii) that certain Hypothec on Universality of Movable Assets, each of even date herewith executed by Spacelabs Produits Medicaux Ltee. in favor of Agent and/or Lenders, as such security agreement and such hypothec may each be amended, restated, supplemented or otherwise modified from time to time.

            "Capital Leases" means for any person, all obligations of such person under leases which shall have been, or in accordance with GAAP, should be recorded as capital leases.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means the property in which the Security Documents create or purport to create a security interest or other lien in favor of Agent.

            "Computation Date" has the meaning given in Section 2.16(a).

            "Consolidated Net Income" means for any period, the consolidated net income of Guarantor and the Guarantor Subsidiaries after eliminating all intercompany items and portions of earnings properly attributable to minority interests in stock of the Subsidiaries, all computed in accordance with GAAP.

            "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

            "Debt Service" means, for any period, the sum of (i) interest expense for Guarantor and the Guarantor Subsidiaries for such period plus (ii) the current portion of any Funded Debt of Guarantor and the Guarantor Subsidiaries (determined in accordance with GAAP) on the last date of such period, less (iii) for the fiscal quarter containing the Revolving Maturity Date and the four consecutive fiscal quarters immediately preceding such fiscal quarter, the aggregate outstanding principal amount of the Revolving Loans, less
(iv) for the fiscal quarter containing the Term Maturity Date and the four consecutive fiscal quarters immediately

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

preceding such fiscal quarter, the Term Loan principal payment due on the Term Maturity Date.

            "Deed of Trust" means the Deed of Trust, Security Agreement and Fixture Filing with Assignment of Leases and Rents of even date herewith executed by Borrower and Guarantor substantially in the form of Exhibit G attached hereto covering certain real and personal property located in King County, Washington, as any such deed of trust may be amended, restated, supplemented or otherwise modified from time to time.

            "Default" means any event which but for the passage of time or the giving of notice or both would be an Event of Default.

            "Dollars", "dollars" and "$" each mean lawful money of the United States of America.

            "Dollar Equivalent" means, at any time, (i) as to any amount denominated in Dollars, the amount thereof at such time, and (ii) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in Section 2.16(a).

            "EBITDA" means, for any period, Consolidated Net Income of Guarantor and the Guarantor Subsidiaries (or net loss), plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP for such period; provided, however, that for purposes of this definition, the determination of Consolidated Net Income shall exclude non-recurring charges to income related to
(1) acquisitions (except acquisitions prohibited by Section 6.3), provided, that such non-recurring charges are recognized within twelve (12) months of the date the applicable acquisition was consummated, (2) restructuring of Guarantor or any Guarantor Subsidiary (subject to consent of all Lenders, which consent shall not be unreasonably withheld or delayed), or (3) changes in accounting principles of Borrower or any Subsidiary.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurodollar Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any special, supplemental, marginal or emergency reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System or any other banking authority to which Lenders are subject for Eurocurrency Liability (as defined in Regulation D of such Board of Governors). It is agreed that for purposes hereof, each Loan (or portion thereof) accruing interest at the IBOR Rate or the LIBOR Rate shall be deemed to constitute a Eurocurrency Liability and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to Lenders from time to time under such Regulation D. Eurodollar Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage and shall apply to Applicable Interest Periods

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

commencing after the effective date of change.

            "Event of Default" has the meaning given in Section 7.1.

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

            "Financial Transaction Liability" means (i) any overdraft on any account maintained by Borrower with Bank of America, (ii) liabilities owing by Borrower to Bank of America with respect to bank card services and (iii) liabilities incurred by Bank of America as a result of Automated Clearing House transactions for the account of Borrower.

            "Fiscal Year" means the year which ends on December 31st of each calendar year.

            "Funded Debt" means (a) all indebtedness or liability of Guarantor and the Guarantor Subsidiaries for borrowed money, (b) all Capital Leases of Guarantor and the Guarantor Subsidiaries and (c) all indebtedness or liability for borrowed money or for Capital Leases for which Guarantor or any Guarantor Subsidiary is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which Guarantor or any Guarantor Subsidiary otherwise assures a creditor against loss.

            "Funded Debt to EBITDA Ratio" has the meaning given in Section 5.11.

            "Funded Debt to EBITDA Rating" means a rating determined in accordance with the following table:

                      Guarantor's                        Funded Debt to
               Funded Debt to EBITDA Ratio               EBITDA Rating
               ---------------------------               -------------

            Less than 3.0 to 1                             Level 1
            Equal to or greater than 3.0 to 1,             Level 2

The Funded Debt to EBITDA Rating shall be determined in accordance with the following procedures on the basis of the Funded Debt to EBITDA Ratio as of the end of Guarantor's most recently completed fiscal quarter (the "Prior Quarter"), and shall be effective as of the first Business Day of the week following Agent's receipt of the financial statements in respect of each such Prior Quarter pursuant to Sections 5.2(a) and (b). All resulting adjustments in interest rate margins shall likewise be effective as of the first Business Day of the week following Agent's receipt of such financial statements, including adjustments to the Applicable IBOR Rate or Applicable LIBOR Rate during any Applicable Interest Period. If Borrower or Guarantor shall fail to provide the financial statements due in respect of the Prior Quarter by the date required

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

pursuant to Sections 5.2(a) and (b) and such failure shall remain unremedied for three (3) days after written notice thereof shall have been given to Borrower or Guarantor by Agent, from and after the date on which such financial statements are due and until the first day of the month following Agent's receipt of such financial statements, any payments of interest due hereunder shall be calculated and paid as if the Funded Debt to EBITDA Rating was one level higher than the Funded Debt to EBITDA Rating applicable as of the date such financial statements were due pursuant to Sections 5.2(a) and (b). For the fiscal quarters ending September 30, 2000 and December 31, 2000, the Funded Debt to EBITDA Rating shall be deemed to be Level 2.

            "FX Trading Office" means the Foreign Exchange Trading Center, Seattle, Washington, of Bank of America, or such other of Bank of America's offices as Bank of America may designate from time to time.

            "GAAP" shall have the meaning given in Section 1.3.

            "Guarantor" means Spacelabs Medical, Inc., a Delaware corporation.

            "Guarantor Subsidiary" means Borrower, any Subsidiary and any other corporation of which a majority (by number of shares or by number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by Guarantor, Borrower or one or more Subsidiaries or Guarantor Subsidiaries.

            "Guaranty Agreement" means that certain Amended and Restated Guaranty Agreement executed by Guarantor in favor of Lenders and Agent substantially in the form of Exhibit J attached hereto, as such guaranty may be amended, restated, supplemented or otherwise modified from time to time.

            "Government Approval" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

            "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

            "Hazardous Substances Agreement" means that certain Certificate and Indemnity Agreement Regarding Building Laws and Hazardous Substances of even date herewith executed by Borrower in favor of Lenders and Agent substantially in the form of Exhibit H attached hereto, as such certificate and indemnity agreement may be amended, restated, supplemented or otherwise modified from time to time.

            "IBOR Rate" means, for any Applicable Interest Period, an interest rate per annum equal to the product of (i) the Offshore Rate; and (ii) the Eurodollar Reserves in effect on the first day of such Applicable Interest Period.

As used herein the "Offshore Rate" means the rate of interest per annum determined by Agent as the rate at which deposits in the Applicable Currency in the approximate amount of such Loan for such Applicable Interest Period would be offered by Bank of America's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by Bank of America), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) on the first date of the proposed Applicable Interest Period.

            "IBOR Rate Loan" means a Loan or portion thereof bearing interest at an IBOR Rate.

            "Indebtedness" means for any person (i) all items of indebtedness or liability (except capital, surplus, deferred taxes and deferred revenues as such) which would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is determined, (ii) indebtedness secured by any Lien, whether or not such indebtedness shall have been assumed, (iii) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such person otherwise assures a creditor against loss, (iv) any other obligations of such person under leases which shall have been or should be recorded as capital leases and (v) obligations of such person for unsatisfied judgments or orders; provided, however, Indebtedness does not include accounts payable and accrued expenses arising in the ordinary course of such person's business, payable on terms customary in the trade.

            "Interest Rate Notice" shall have the meaning given in Section
2.8(d).

            "Interest Rate Swap Agreement" means that certain ISDA Master Agreement and Schedule thereto by and between Borrower and Bank of America dated as of October 12, 1995, as amended from time to time.

            "Interest Rate Swap Obligations" means net obligations due and owing to Bank of America (for its own account and not as Agent or Lender) by reason of default by Borrower under any existing or future interest rate swap, hedge, collar, floor or any other interest rate protection arrangement entered into between Borrower and Bank of America under or pursuant to the Interest Rate Swap Agreement with respect to any Loan.

            "Lender" or "Lenders" means Bank of America, U.S. Bank National Association and any assignees thereof of pursuant to Section 9.7, and any Successors thereof.

            "LIBOR Business Day" means any day other than Saturday, Sunday or another day on which banks are authorized or obligated to close in London, England or Seattle, Washington.

            "LIBOR Rate Loan" means any Loan or portion thereof bearing interest at an Applicable LIBOR Rate.

            "LIBOR Rate" means, for any Applicable Interest Period, an interest rate per annum equal to the product of (i) the Euro-dollar Rate in effect for such Applicable Interest Period and (ii) the Eurodollar Reserves in effect on the first day of such Applicable Interest Period.

As used herein the "Euro-dollar Rate" will be determined by reference to that rate (rounded, if necessary, to the nearest one-hundred thousandth of one percent (.00001%)) which appears on the Reuters Screen LIBO Page as of 11:00 o'clock a.m. (London time) on the day that is two (2) London Business Days prior to the first date of the proposed Applicable Interest Period. If more than one such rate appears on the Reuters Screen LIBO Page, the rate will be the arithmetic mean of such rates. If there are no applicable quotes on such Reuters Screen LIBO Page, the Euro-dollar Rate will be determined by reference to that rate (rounded, if necessary, to the nearest one-hundred thousandth of one percent (.00001%)) appearing on the display designated as "Page 3750" on the Telerate Service (or on such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first date of the proposed Applicable Interest Period. If there are no applicable quotes on the Reuters Screen LIBO Page or available through Telerate Service, then the Adjusted LIBOR Rate shall be deemed unavailable as provided in Section 2.6(e).

            "Lien" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest, except (i) liens for Taxes which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; (ii) liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; and (iii) deposits or pledges under worker's compensation, unemployment insurance, social security or other similar laws or made to secure the performance of bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business.

            "Loan Documents" means, collectively (i) this Agreement, the Term Note, the Burdick Notes, the Revolving Notes, the Subordination Agreement, the Guaranty Agreement, the Security Documents, the Hazardous Substances Agreement, as any thereof shall be amended, restated, supplemented or otherwise modified from time to time and (ii) all other documents and instruments executed by Borrower, Guarantor or any Subsidiary in connection therewith.

            "Loan" or "Loans" mean the Term Loan, the Burdick Loans and the Revolving Loans.

            "London Business Day" means any day other than Saturday, Sunday or another day on which banks are authorized or obligated to close in London, England.

            "Majority Lenders" means two (2) or more Lenders holding not less than fifty-one (51%) percent of the aggregate pro rata interests in all Loans or such greater percentage of the aggregate pro rata interests in all Loans as shall be agreed to by all Lenders and Agent.

            "Maturity Date" means, in the case of the Term Loan, the Term Maturity Date, in the case of a Burdick Loan, the Burdick Maturity Date, and, in the case of a Revolving Loan, the Revolving Maturity Date.

            "Note" or "Notes" means the Term Note, the Burdick Notes and the Revolving Notes.

            "Notice of Borrowing" means a request for a Loan from Borrower delivered to Agent and containing the information set forth in Section 2.4 which shall be delivered prior to 11:00 a.m. (Seattle time) (i) on the requested date of borrowing of an IBOR Rate Loan (other than an Offshore Currency Loan) or Base Rate Loan, (ii) at least three (3) London Business Days before the requested date of borrowing in the case of a LIBOR Rate Loan denominated in Dollars, and
(iii) at least four (4) Banking Days before the requested date of borrowing in the case of an Offshore Currency Loan. Requests for borrowing received after the designated hour will be deemed received on the next succeeding Business Day. A Notice of Borrowing given in respect of a borrowing comprised of Offshore Currency Loans shall be given in writing in the form of Exhibit M attached hereto. In all other cases, a Notice of Borrowing may be given in writing or telephonically (but if given telephonically, shall be confirmed in writing prior to 1:00 p.m. (Seattle time) on the first day of the Applicable Interest Period).

            "Officer's Certificate" means a certificate signed in the name of Borrower by its Chairman, President, or its Chief Financial Officer.

            "Offshore Currency" means at any time English pounds sterling, Canadian dollars, French francs, Deutsche Mark, Japanese yen and any Agreed Alternative Currency.

            "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.

            "Offshore Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America's London Branch to major banks in the London or other applicable offshore interbank market.

            "Overnight Rate" means, with respect to any Burdick Loan or any Revolving Loan for any Applicable Interest Period, an interest rate per annum, as determined by Agent in its sole discretion and quoted to Borrower.

            "Overnight Rate Loan" means a Loan or portion thereof bearing interest at an Overnight Rate.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Pension Plan" means an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by Borrower or a member of the Controlled Group.

            "Permitted Foreign Governments" shall mean the governments of the nations of Canada, all OECD nations, Australia and Singapore, or any agencies thereof entitled to commit the full faith and credit of such national government.

            "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government.

            "Plan" shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by Borrower or any member of a Controlled Group for employees of Borrower or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

            "Prime Rate" means on any day, the rate of interest publicly announced from time to time by Bank of America, as its "Prime Rate." The Prime Rate is set based on various factors, including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank of America may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.

            "Quoted Rate" means, with respect to the Term Loan for any Applicable Interest Period, an interest rate per annum, as determined by Bank of America in its sole discretion and quoted to Borrower.

            "Quoted Rate Loan" means the Term Loan bearing interest at the Quoted Rate.

            "Receivable Purchase Agreement" means any agreement (including any master agreement and any agreement relating to any single transaction) that is an accounts receivable purchase agreement, accounts receivable factoring agreement or any other, similar agreement, including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto, entered into by Borrower and any other Person or Persons, as any such agreement may be amended, restated, supplemented or otherwise modified from time to time.

            "Receivable Purchaser" means any Person (other than Borrower) a party to any Receivable Purchase Agreement.

            "Reference Rate" means the Prime Rate.

            "Revolving Commitment" has the meaning given in Section 2.3.

            "Revolving Commitment Period" means the period beginning on the date hereof and ending on the Revolving Maturity Date.

            "Revolving IBOR Rate" means, for any Applicable Interest Period, an interest rate per annum equal to the IBOR Rate for the Applicable Currency for such Applicable Interest Period plus the Applicable Margin (changing as such Applicable Margin changes).

            "Revolving LIBOR Rate" means, for any Applicable Interest Period, an interest rate per annum equal to the LIBOR Rate for such Applicable Interest Period plus the Applicable Margin (changing as such Applicable Margin changes).

            "Revolving Loans" has the meaning given in Section 2.3.

            "Revolving Maturity Date" means July 16, 2005 or such later date as shall be established pursuant to Section 2.15.

            "Revolving Notes" has the meaning given in Section 2.10(a).

            "Revolving Percentage Interest" means for any Lender, at any time, the percentage that such Lender's Revolving Commitment bears to the Total Revolving Commitment.

            "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

            "Seafirst" means Bank of America.

            "Security Documents" means, collectively, (i) Borrower Security Agreement, the Subsidiary Security Agreement, the Canadian Security Agreement and the Deed of Trust, as any thereof shall be from time to time amended, restated, supplemented or otherwise modified from time to time, (ii) all financing statements and notices of hypothec filed in connection with the foregoing, and (iii) all other documents and instruments executed by Borrower, Guarantor or any Subsidiary in connection therewith.

            "Spot Rate" means for a currency, the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (Seattle time) on the date which the foreign exchange computation is made.

            "Subordination Agreement" means that certain Amended and Restated Subordination Agreement executed by Guarantor and Borrower in favor of Lenders and Agent substantially in the form of Exhibit K attached hereto, as such subordination agreement may be amended, restated, supplemented or otherwise modified from time to time.

            "Subsidiary" means any corporation of which a majority (by number of shares or by number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by Borrower or one or more Subsidiaries.

            "Subsidiary Security Agreement" means that certain Security Agreement of even date herewith executed by Burdick and Vita-Stat Medical Services, Inc. and to be executed and delivered by additional Subsidiaries from time to time in favor of Agent substantially in the form of Exhibit E attached hereto, as such security agreement may be amended, restated, supplemented or otherwise modified from time to time.

            "Successor" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

            "Tangible Net Worth" shall have the meaning given in Section 5.13.

            "Tax" means for any person any tax, assessment, duty, levy, impost or other charge imposed by any Governmental Authority on such person or on any property, revenue, income, or franchise of such person and any interest or penalty with respect to any of the foregoing, provided, however, as used herein a "Tax" imposed on or assessed against Lender shall not include any income tax, business and occupation tax, gross receipts tax, value added tax, franchise tax, tax penalty (unless the tax penalty is the result of Borrower's failure to perform its obligations hereunder) or any other tax imposed generally upon the business of Lender if any of the above taxes are imposed by a Governmental Authority of a jurisdiction (including a municipal, state, national or federal jurisdiction) under the laws of which Lender is organized, maintains a place of business or would otherwise be subject to taxation without regard to the transactions with Borrower contemplated by this Agreement or the activities of Borrower and the Subsidiaries.

            "Term LIBOR Rate" means, for any Applicable Interest Period, an interest rate per annum equal to the LIBOR Rate for such Applicable Interest Period plus 150 basis points (1.50%).

            "Term Loan" has the meaning given in Section 2.1.

            "Term Maturity Date" has the meaning given in Section 2.6(a).

            "Term Note" has the meaning given in Section 2.10(a).

            "Total Burdick Commitment" has the meaning given in Section 2.2.

            "Total Revolving Commitment" has the meaning given in Section 2.3.

            "Unfunded Vested Liabilities" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

            "Wholly-owned Subsidiary" shall mean any Subsidiary of which all of each class of outstanding capital stock is owned by Borrower, or by one or more other Wholly-owned Subsidiaries.

        SECTION 1.2 GENERAL PRINCIPLES APPLICABLE TO DEFINITIONS

        Definitions given in Section 1.1 shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to he or it shall be applicable to persons whether masculine, feminine or neuter. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended.

        SECTION 1.3 ACCOUNTING TERMS

        Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied ("GAAP") and as in effect on the date of application.

        SECTION 1.4 CURRENCY EQUIVALENTS

        For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

                                   ARTICLE 2.
                                    THE LOANS

        SECTION 2.1 TERM LOAN

        On December 7, 1995, Bank of America made a term loan to Borrower in the principal amount of Fifteen Million Dollars ($15,000,000). The loan referred to in this Section 2.1 is hereinafter referred to as the "Term Loan."

        SECTION 2.2 BURDICK LOANS

        Each Lender severally agrees on the terms and conditions of this Agreement to make revolving loans in Dollars (the "Burdick Loans") to Borrower from time to time on Business Days during the Burdick Commitment Period in an aggregate principal amount not exceeding at any one time the principal amount set forth opposite such Lender's name below (such Lender's "Burdick Commitment").

               Lender                                Commitment
               ------                                ----------
               Bank of America                      $21,000,000
               U.S. Bank                            $ 9,000,000
                                                    -----------
               Total                                $30,000,000

The line of credit extended hereunder is a revolving line of credit and, subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow up the maximum principal amount of Thirty Million Dollars ($30,000,000) outstanding at any one time less any reductions therein pursuant to Section 2.5 (the "Total Burdick Commitment") at any time on or before the last day of the Burdick Commitment Period.

        SECTION 2.3 REVOLVING LOANS

        Each Lender severally agrees on the terms and conditions of this Agreement to make revolving loans in Dollars and in Offshore Currencies (the "Revolving Loans") to Borrower from time to time on Business Days during the Revolving Commitment Period in an aggregate principal Dollar Equivalent amount not exceeding at any one time the principal amount set forth opposite such Lender's name below (such Lender's "Revolving Commitment"), provided that, after giving effect to any requested loan, aggregate principal Dollar Equivalent amount of all outstanding Offshore Currency Loans denominated in any single Offshore Currency shall not exceed $10,000,000.

               Lender                                Commitment
               ------                                ----------
               Bank of America                      $29,000,000
               U.S. Bank                            $16,000,000
                                                    -----------
               Total                                $45,000,000

The line of credit extended hereunder is a revolving line of credit and, subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow up the maximum principal Dollar Equivalent amount of Forty-five Million Dollars ($45,000,000) outstanding at any one time less any reductions therein pursuant to Section 2.5 (the "Total Revolving Commitment") at any time on or before the last day of the Revolving Commitment Period. Any Revolving Loans denominated in an Offshore Currency as of the last day of the Revolving Commitment Period shall, as of such date, be redenominated and converted into Base Rate Loans in Dollars with effect from such date. Agent will promptly notify Borrower and Lenders of any such redenomination and in such notice by Agent to each Lender, Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans and such Lender's Revolving Percentage Interest thereof.

        SECTION 2.4 MANNER OF BORROWING

            (a) GENERALLY

        Borrower shall give Agent the required Notice of Borrowing specifying
(i) the date of the borrowing, (ii) whether such borrowing is a Burdick Loan or a Revolving Loan and the amount thereof, which shall be in integral multiples of Ten Thousand Dollars ($10,000) and not less than One Hundred Thousand Dollars ($100,000), and (iii) in the case of a borrowing comprised of Offshore Currency Loans, the Applicable Currency. Such notice shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that as of the date of the notice the statements set forth in Article 4 hereof are true and correct and that no Default or Event of Default has occurred and is continuing or will occur as a result of making the Burdick Loan or Revolving Loan.

            (b) LENDER NOTIFICATION

        Upon receipt of the Notice of Borrowing, Agent will promptly notify each Lender by telephone (confirmed immediately by telex, facsimile transmission or cable), telex, facsimile transmission, or cable thereof, and, in the case of a Burdick Loan, such Lender's Burdick Percentage Interest of the borrowing, or, in the case of a Revolving Loan, such Lender's Revolving Percentage Interest of the borrowing. The Dollar Equivalent amount of any borrowing in an Offshore Currency will be determined by Agent for such Borrowing on the Computation Date therefor in accordance with Section 2.16(a). In the case of a borrowing comprised of Offshore Currency Loans, such notice will provide the approximate amount of each Lender's Revolving Percentage Interest of the borrowing, and Agent will, upon the determination of Dollar Equivalent amount of such borrowing as specified in the Notice of Borrowing, promptly notify each Lender of the exact amount of such Lender's Revolving Percentage Interest of the borrowing.

            (c) FUNDING OF LOANS

        Each Lender, in the case of a Burdick Loan, shall before 12:00 noon (Seattle time) pay in Dollars the lesser of (i) such Lender's Burdick Percentage Interest of the aggregate principal amount of the requested borrowing identified in the Notice of Borrowing or (ii) the maximum amount such Lender is committed to advance pursuant to the terms of Section 2.2, or, in the case of a Revolving Loan, shall (A) in the case of a borrowing comprised of Loans in Dollars, before 12:00 noon (Seattle time) or (B) in the case of a borrowing comprised of Offshore Currency Loans, by such time as Agent may specify, pay in the requested currency the lesser of (i) such Lender's Revolving Percentage Interest of the aggregate principal amount of the requested borrowing identified in the Notice of Borrowing or (ii) the maximum amount such Lender is committed to advance pursuant to the terms of Section 2.3, in all cases in Same Day Funds to Agent at its Commercial Loan Processing Center, Seattle, Washington. Upon fulfillment to Agent's satisfaction of the applicable conditions set forth in Article 3, and after receipt by Agent of such funds, Agent will promptly make like funds available to Borrower in accordance with written instructions provided to Agent by Borrower.

        SECTION 2.5 REDUCTION OF COMMITMENT

        Upon not less than ten (10) Business Days' written notice to Agent, Borrower may terminate the Burdick Commitment or the Revolving Commitment in whole or in part, provided that in no event may the Burdick Commitment be reduced to an amount less than the then- outstanding principal balance of the Burdick Loans nor may the Revolving Commitment be reduced to an amount less than the then-outstanding principal Dollar Equivalent amount of the Revolving Loans. Subsequent to the date of termination, Borrower shall not be obligated to pay the unused commitment fees set forth in Section 2.13(a) for any commitment or portion thereof that has been terminated.

        SECTION 2.6 REPAYMENT OF PRINCIPAL

            (a) TERM LOAN

        Borrower shall repay to Bank of America the principal amount of the outstanding Term Loan in consecutive monthly installments of Sixty Two Thousand Five Hundred Dollars ($62,500) which payments commenced on the first LIBOR Business Day of January, 1996 and have and shall continue to be made on the first LIBOR Business Day of each month, provided, however, that the entire remaining principal balance of the Term Loan shall be payable in full on or before December 7, 2003 (the "Term Maturity Date").

            (b) BURDICK LOANS

        Borrower shall repay to Agent for the account of Lenders the principal amount of the Burdick Loans outstanding as of the last day of the Burdick Commitment Period (the "Burdick Loan Amount") in twenty (20) quarterly installments commencing the first LIBOR Business Day of October, January, April or July following the last day of the Burdick Commitment Period, whichever is earlier (the "Burdick Conversion Date"), and continuing on the first LIBOR Business Day of each January, April, July and October thereafter. The amount of the quarterly installments shall be (i) for the first four (4) quarterly installments an amount equal to one fortieth (1/40) of the Burdick Loan Amount,
(ii) for the next twelve (12) quarterly installments an amount equal to one twentieth (1/20) of the Burdick Loan Amount and (iii) for the last four (4) quarterly installments an amount equal to one thirteenth and three hundred thirty-three one thousandths (1/13.333) of the Burdick Loan Amount. The entire remaining principal balance of the Burdick Loans shall be payable in full on or before the date which is five (5) years after the Burdick Conversion Date (the "Burdick Maturity Date").

            (c) REVOLVING LOANS

                (1) Borrower shall repay to Agent for the account of Lenders the principal amount of the Revolving Loans on or before the last day of the Revolving Commitment Period.

                (2) If, on any Computation Date Agent shall have determined that the aggregate Dollar Equivalent principal amount of all Revolving Loans then outstanding exceeds the Total Revolving Commitment by more than $1,500,000, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then Agent shall give notice to Borrower of such determination, and Borrower agrees thereupon to make prepayments of Revolving Loans such that, after giving effect to such prepayment the aggregate Dollar Equivalent amount of all Revolving Loans does not exceed the Total Revolving Commitment. If Borrower shall pay any LIBOR Loan pursuant to this Section 2.6(c) prior to the end of the Applicable Interest Period, Borrower shall include with such payment any amount payable pursuant to Section 2.9 and applicable to the payment of such LIBOR Loan prior to the termination of the Applicable Interest Period.

        SECTION 2.7 AGENT'S RIGHT TO FUND

        Unless Agent shall have received notice from a Lender prior to 12:00 noon (Seattle time) on the date of any Burdick Loan or Revolving Loan that such Lender will not make available to Agent such Lender's Burdick Percentage Interest or Revolving Percentage Interest, as the case may be, of the requested borrowing, Agent may assume that such Lender has made such funds available to Agent on the date of such Burdick Loans or Revolving Loans in accordance with
Section 2.4 and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such portion available to Agent in Same Day Funds and Agent in such circumstances shall have advanced such portion to Borrower, such Lender agrees to pay to Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to borrower until the date such amount is repaid to Agent at the Federal Funds Rate or, in the case of any borrowing consisting of Offshore Currency Loans, the Offshore Overnight Rate. Simultaneous with the making of such demand on such Lender, Agent shall give notice of such demand to Borrower. If such Lender shall pay to Agent such corresponding amount, the amount so paid shall constitute such Lender's Loan included in such requested borrowing for purposes of this Agreement. If such Lender does not pay such amount promptly upon Agent's demand therefor, Borrower agrees to pay to Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent at the Applicable Interest Rate. Any such repayment by Borrower shall be without prejudice to any rights it may have against the Lender that has failed to make available its funds for any requested borrowing.

        SECTION 2.8 INTEREST ON LOANS

            (a) INTEREST RATE

                (1) TERM LOAN

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

        Borrower agrees to pay to Lender interest on the unpaid principal amount of the Term Loan from the date the Term Loan is disbursed until the Term Loan shall be due and payable at a per annum rate equal to the Applicable Term Interest Rate.

                (2) BURDICK LOANS

        Borrower agrees to pay to Agent for the account of each Lender interest on the unpaid principal amount of each Burdick Loan from the date such Burdick Loan is disbursed until such Burdick Loan shall be due and payable at a per annum rate equal to the Applicable Burdick Interest Rate.

                (3) REVOLVING LOANS

        Borrower agrees to pay to Agent for the account of each Lender interest on the unpaid principal amount of each Revolving Loan from the date such Revolving Loan is disbursed until such Revolving Loan shall be due and payable at a per annum rate equal to the Applicable Revolving Interest Rate.

                (4) DEFAULT INTEREST

        If default shall occur in the payment when due of any Loan or any portion thereof (whether at maturity or upon acceleration), then interest shall accrue on the past due amounts until such amounts are paid in full at a per annum rate equal to two percentage points (2%) above the Prime Rate (changing as the Prime Rate changes).

            (b) AUTHORIZATION TO CHARGE BORROWER'S BANK ACCOUNT

        On each date when the payment of any principal, interest or commitment fees are due hereunder or under any Note, Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Bank of America (as such account shall be designated by Borrower in a written notice to Agent from time to time, the "Borrower Account") an amount sufficient to pay such principal, interest or commitment fees in full on such date. Borrower hereby authorizes Agent (i) to deduct automatically all principal, interest or commitment fees when due hereunder or under the Notes from the Borrower Account, and (ii) if and to the extent any payment of principal, interest or commitment fees under this Agreement or any Note is not made when due, to deduct automatically any such amount from any or all of the accounts of Borrower maintained with Bank of America. Agent agrees to provide timely written notice to Borrower of any automatic deduction made pursuant to this Section 2.8(b) showing in reasonable detail the amounts of such deduction. Lenders agree to reimburse Borrower for amounts, if any, deducted from such accounts in excess of amounts due hereunder or under any other Loan Document, together with interest thereon for each day from the date such excess amount is deducted until the date such excess amount is reimbursed to Borrower at a per annum rate of interest equal to the then existing earnings allowance credited to Borrower by Bank of America for balances maintained in the Borrower Account.

            (c) INTEREST PAYMENT DATES

        Accrued but unpaid interest on each LIBOR Rate Loan and IBOR Rate Loan shall be paid on the last day of each Applicable Interest Period, on the date of any principal payment (to the extent accrued on the principal amount paid), and on the Maturity Date and, in the case of a LIBOR Rate Loan for which the Applicable Interest Period is six months, on the day that is three months after the commencement of such Applicable Interest Period. Accrued but unpaid interest on each Base Rate Loan, Overnight Rate Loan and Quoted Rate Loan shall be paid on the first Business Day of the month immediately following the date hereof and continuing on the first Business Day of each month thereafter and on the date of any principal payment (to the extent accrued on the principal amount paid) and on the Maturity Date. Unpaid interest accruing on amounts in default shall be payable on demand.

            (d) SELECTION OF ALTERNATIVE RATES

                (1) Borrower may, subject to the requirements of this Section 2.8(d), on same-day notice (in the case of a Loan denominated in Dollars and a selection of an Applicable IBOR Rate, the Overnight Rate, or the Quoted Rate), three (3) London Business Days' prior notice (in the case of a selection of an Applicable LIBOR Rate) or four (4) Banking Days' prior notice (in the case of an Offshore Currency Loan) elect to have interest accrue on any Loan denominated in Dollars (or any portion thereof) at an Applicable LIBOR Rate, and in the case of any Burdick Loan or any Revolving Loan denominated in Dollars (or any portion thereof) at the Overnight Rate, and in the case of any Burdick Loan or any Revolving Loan (or any portion thereof) at an Applicable IBOR Rate, and in the case of the Term Loan at the Quoted Rate, in each case for an Applicable Interest Period. Such notice (herein, an "Interest Rate Notice") shall be deemed delivered on receipt by Agent except that any Interest Rate Notice received by Agent after 11:00 a.m. (Seattle time), on any Business Day, shall be deemed to be received on the immediately succeeding Business Day. An Interest Rate Notice may be given in writing or telephonically (but, if given telephonically, shall be confirmed in writing prior to 12:00 noon (Seattle time) on the first day of the Applicable Interest Period). Such Interest Rate Notice shall identify, subject to the conditions of this Section 2.8(d), the Loan or portions thereof, the Overnight Rate, the Applicable IBOR Rate, the Applicable LIBOR Rate, the Base Rate or the Quoted Rate and the Applicable Interest Period which Borrower selects. Any such Interest Rate Notice shall be irrevocable and shall constitute a representation and warranty by Borrower that as of the date of such Interest Rate Notice no Event of Default or Default has occurred and is continuing. On receipt of such Interest Rate Notice, Agent shall promptly notify each Lender by telephone (confirmed promptly by telex or facsimile transmission) of the information set forth in the Interest Rate Notice.

                (2) Borrower's right to select an Overnight Rate, Applicable IBOR Rate or Applicable LIBOR Rate to apply to a Loan or any portion thereof shall be subject to the following conditions: (i) neither an Overnight Rate, an Applicable IBOR Rate or an Applicable LIBOR Rate may be selected for any Loan or portion thereof which is already accruing interest at an Overnight Rate, an Applicable IBOR Rate or an Applicable LIBOR Rate unless such selection is only to become effective at the maturity of the Applicable Interest Period then in effect; (ii) Agent shall not have given notice pursuant to Section 2.8(f) that the LIBOR Rate selected by

Borrower is not available; (iii) in the case of a Burdick Loan, the aggregate of all Burdick Loans or portions thereof accruing interest at a particular Overnight Rate, IBOR Rate or LIBOR Rate for the same Applicable Interest Period, and in the case of a Revolving Loan, the aggregate of all Revolving Loans or portions thereof accruing interest at a particular Overnight Rate, IBOR Rate or LIBOR Rate for the same Applicable Interest Period, shall, in each case, be an integral multiple of Five Thousand Dollars ($5,000); (iv) no Default or Event of Default shall have occurred and be continuing; and (v) if Borrower elects to have some portion (but less than all) of the Burdick Loans or the Revolving Loans accrue interest at a designated Overnight Rate, IBOR Rate or LIBOR Rate, Borrower shall select a portion of each Lender's Burdick Loans or Revolving Loans, as the case may be, to accrue interest at such rate in proportion to their respective Burdick Percentage Interests or Revolving Percentage Interests, as the case may be.

                (3) Borrower's right to select a Quoted Rate to apply to the Term Loan shall be subject to the following conditions: (i) that the Quoted Rate shall apply to the entire outstanding principal balance of the Term Loan; (ii) the Quoted Rate may not be selected if any portion of the Term Loan is already accruing interest at an Applicable LIBOR Rate unless such selection is only to become effective at the maturity of the Applicable Interest Period then in effect and (iii) no Default or Event of Default shall have occurred and be continuing.

                (4) In the absence of an effective request for the application of an Overnight Rate, an Applicable IBOR Rate, an Applicable LIBOR Rate or Quoted Rate, the Loans or remaining portions thereof shall accrue interest at the Base Rate. In the absence of a request for the application of an applicable IBOR Rate to be applicable to Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Applicable Interest Period applicable thereto as provided in Section 2.8(d)(i), or if a Default or Event of Default shall have occurred and be continuing, subject to the provisions of Section 2.16(d), Borrower shall be deemed to have elected to continue such Offshore Currency Loans on the basis of an Applicable Interest Period of one week.

                (5) The Interest Rate Notice may be given with and contained in any Notice of Borrowing.

                (6) If Borrower delivers an Interest Rate Notice with any Notice of Borrowing and thereafter Borrower declines to take such Loan or a condition precedent to the making of such Loan (excluding any condition imposed by Section 3.2(d) after receipt of an Interest Rate Notice) is not satisfied or waived in writing, Borrower shall indemnify Agent and each Lender for all losses and any costs which Agent or any Lender may sustain as a consequence thereof including, without limitation, the costs of redeployment of funds at rates lower than the cost to the Lenders of such funds and any charges relating to any Offshore Currency Loans. A certificate of Agent or any Lender setting forth the amount due to it pursuant to this subparagraph (6) and the basis for, and the calculation of, such amount shall, absent manifest error, be conclusive evidence of the amount due hereunder. Payment of the amount owed shall be due within fifteen (15) days after Borrower's receipt of such certificate.

            (e) APPLICABLE DAYS FOR COMPUTATION OF INTEREST

        Computations of interest shall be made on the basis of a year of three hundred sixty days (360), in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Notwithstanding the foregoing to the contrary, computations of interest in respect of Offshore Currency Loans denominated in English pounds sterling and Canadian dollars shall be made on the basis of a year of 365/366 days, in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

            (f) UNAVAILABLE IBOR OR LIBOR RATES

        If, for any reason, any Lender determines that a fair and adequate means does not exist for establishing a particular IBOR Rate or LIBOR Rate or that the making or continuation of any IBOR Rate Loan or LIBOR Rate Loan by such Lender has become unlawful, then such Lender may give notice of that fact to Agent and Borrower and such determination shall become conclusive and binding absent manifest error. After such notice has been given and until Lender notifies Agent and Borrower that the circumstances giving rise to such notice no longer exist,
(i) such IBOR Rate or LIBOR Rate, as the case may be, shall no longer be available in respect of Loans, (ii) Borrower shall not be entitled to request a borrowing comprised of Offshore Currency Loans denominated in an Offshore Currency for which an IBOR Rate is unavailable, and (iii) any outstanding Offshore Currency Loans denominated in an Offshore Currency for which an IBOR Rate is unavailable, shall, as of the last day of the Applicable Interest Period with respect to any such Offshore Currency Loans, be redenominated and converted into Base Rate Loans in Dollars with effect from such date. Any subsequent request by Borrower to have interest accrue at such an IBOR Rate or LIBOR Rate shall be deemed to be a request for interest to accrue at the Base Rate. If the Lender shall thereafter determine to permit borrowing at such IBOR Rate or LIBOR Rate, as the case may be, such Lender shall notify Agent and Borrower in writing of that fact, and Borrower shall then once again become entitled to (i) request that such rate apply to the Loans in accordance with Section 2.8(d), and (ii) in the case of a notice restoring the availability of an IBOR Rate, request a borrowing comprised of Offshore Currency Loans in accordance with Section 2.4(a).

            (g) COMPENSATION FOR INCREASED COSTS

        In the event that after the date hereof any change occurs in any applicable law, regulation, treaty or directive or interpretation thereof by any Government Authority charged with the administration or interpretation thereof, or any condition is imposed by any Government Authority after the date hereof or any change occurs in any condition imposed by any Government Authority on or prior to the date hereof which:

            (1) subjects any Lender to any Tax, or changes the basis of taxation of any payments to any Lender on account of principal of or interest on any IBOR Rate Loan, LIBOR Rate Loan, Quoted Rate Loan, the Notes (to the extent such Note evidences an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan) or fees in respect of such Lender's obligation to make an IBOR Rate Loan, a LIBOR Rate Loan, a Quoted Rate Loan or other amounts payable with respect to any IBOR Rate Loan, LIBOR Rate Loan or Quoted Rate Loan (other than a change in the rate of tax based solely on the overall net or gross income of such

Lender); or

                (2) imposes, modifies, or determines applicable any reserve, deposit or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, any office of any Lender in connection with an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan to the extent the amount of which is in excess of, or was not applicable at the time of computation of, the amounts provided for in the definition of Applicable IBOR Rate, Applicable LIBOR Rate or Quoted Rate; or

                (3) affects the amount of capital required or expected to be maintained by banks generally or corporations controlling banks and any Lender determines the amount by which such Lender or any corporation controlling such Lender is required or expected to maintain or increase its capital is increased by, or based upon, the existence of this Agreement or of any Loan hereunder; or

                (4) imposes upon any Lender any other condition with respect to any IBOR Rate Loan, LIBOR Rate Loan or Quoted Rate Loan or its obligation to make an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan;

which, as a result thereof, (a) increases the cost to any Lender of making or maintaining its Loans hereunder, or (b) reduces the net amount of any payment received by any Lender in respect of its IBOR Rate Loans, LIBOR Rate Loans or Quoted Rate Loans (whether of principal, interest, or otherwise), or (c) requires any Lender to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of its IBOR Rate Loans, LIBOR Rate Loans or Quoted Rate Loans, in each case by an amount which such Lender in its sole judgment deems material, then in any such case Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for any increased cost, deduction or payment actually incurred or made by such Lender. The demand for payment by such Lender shall be delivered to Borrower and Agent and shall state the subjection or change which occurred or the reserve or deposit requirements or other conditions which have been imposed upon such Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such amount has been calculated. The statement of any Lender as to the additional amounts payable pursuant to this Section 2.8(g) shall be binding on Borrower in the absence of manifest error.

        The protection of this Section 2.8(g) shall be available to any such Lender regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, treaty, directive, condition or interpretation thereof. In the event that Borrower pays any Lender the amount necessary to compensate the Lender for any charge, deduction or payment incurred or made by the Lender as provided in this Section 2.8(g), and such charge, deduction or payment or any part thereof, is subsequently returned to such Lender as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, treaty, directive or condition, then such Lender shall remit to Borrower the amount paid by Borrower which has actually been returned to such Lender (together with any interest actually paid to such Lender on such returned amount), less such Lender's costs and expenses incurred in connection with such governmental regulation or any challenge made by such Lender with respect to its validity or applicability.

            (h) DETERMINATION OF INTEREST RATES AND EQUIVALENT AMOUNTS

        Each determination of an interest rate or a Dollar Equivalent amount by Agent shall be conclusive and binding on Borrower and Lenders in the absence of manifest error. Agent will, at the request of Borrower or any Lender, deliver to Borrower or such Lender, as the case may be, a statement showing the quotations used by Agent in determining any interest rate or Dollar Equivalent amount.

        SECTION 2.9 PREPAYMENTS

        Base Rate Loans may be repaid at any time without a prepayment fee. Overnight Rate Loans, IBOR Rate Loans, LIBOR Rate Loans and any Quoted Rate Loan may be repaid at the end of an Applicable Interest Period without a prepayment fee. Quoted Rate Loans may not be voluntarily repaid prior to the end of the Applicable Interest Period. If an Overnight Rate Loan, an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan is repaid prior to the end of the Applicable Interest Period, a prepayment fee computed in the manner set out in
Schedule 1 shall be assessed and paid at the time of such early repayment. If an Offshore Currency Loan is repaid prior to the end of the Applicable Interest Period, Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence thereof, including, without limitation, any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Currency Loans or from fees payable to terminate the deposits from which such funds were obtained or from any other charges relating its Offshore Currency Loans. Such fee shall apply in all circumstances where an Overnight Rate Loan, an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan is paid prior to the end of the Applicable Interest Period, regardless of whether such payment is voluntary, mandatory or the result of Agent's or Lenders' collection efforts.

        SECTION 2.10 NOTES; RECORDATION OF LOANS

            (a) PROMISSORY NOTES

        The Loans shall be evidenced by promissory notes of Borrower as follows:
(i) the Term Loan is evidenced by a promissory note of Borrower, a copy of which is attached as Exhibit A hereto (the "Term Note"); (ii) the Burdick Loans shall be evidenced by promissory notes of Borrower substantially in the form of Exhibit B hereto, with appropriate insertions, payable to the order of Lenders, and for each Lender in the face amount of such Lender's Burdick Commitment (the "Burdick Notes"); and (iii) the Revolving Loans shall be evidenced by promissory notes of Borrower substantially in the form of Exhibit C hereto, with appropriate insertions, payable to the order of Lenders, and for each Lender in the face amount of such Lender's Revolving Commitment (the "Revolving Notes").

            (b) RECORDATION OF LOANS

        Each Lender is hereby authorized to record the date and amount of the Loans it makes, the Base Rate, the Overnight Rate, the Applicable IBOR Rate, Applicable LIBOR Rate or Quoted Rate, as applicable, the Applicable Currency, and the date and amount of each payment of principal and interest thereon on a schedule annexed to or kept in respect of any Note. Any such recordation by Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of Borrower hereunder or under any Note.

            (c) SUBSTITUTE NOTES

        Subject to the terms and conditions of Section 9.7, any Lender shall have the right to assign or participate all or portions of its Burdick Loans and Revolving Loans to certain other persons. In connection with any assignment, such Lender may deliver its Burdick Note or Revolving Note, as the case may be, to Borrower and simultaneously require Borrower to execute new substitute promissory notes in favor of such Lender and the new Lender(s), each substantially in the form of Exhibit B or Exhibit C, as the case may be. The aggregate principal amount of such substitute promissory notes shall be equal to
(i) prior to the Burdick Conversion Date or Revolving Conversion Date, as the case may be, the original principal amount of the Burdick Note or Revolving Note so surrendered, or (ii) on and after the Burdick Conversion Date or Revolving Conversion Date, as the case may be, the outstanding principal amount of the Burdick Note or Revolving Note so surrendered. References herein to "Burdick Note" or "Burdick Notes" shall be deemed to include a reference to all substitute promissory notes issued hereunder and references herein to "Revolving Note" or "Revolving Notes" shall be deemed to include a reference to all substitute promissory notes issued hereunder.

        SECTION 2.11 MANNER OF PAYMENTS

            (a) All payments and prepayments of principal and interest on any Loan (other than an Offshore Currency Loan) and all other amounts payable hereunder by Borrower to Agent or any Lender shall be made by paying the same in Dollars, and all payments and prepayments of principal and interest on and any other amounts relating to any Offshore Currency Loan shall be made in the Offshore Currency in which such Loan is denominated or payable. All such payments shall be made in Same Day Funds to Agent at its Commercial Loan Processing Center, Seattle, Washington, and (i) in the case of any Dollar payments, not later than 12:00 noon (Seattle time) on the date specified herein, and (ii) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment. If such payment is received after 12:00 noon, or later than the time specified by Agent as provided in clause (ii) above (in the case of Offshore Currency payments) then it will be deemed received on the next Business Day.

            (b) Whenever any payment hereunder or under any other Loan Document shall be stated to be due or whenever the last day of any Applicable Interest Period would otherwise occur on a day other than a Business Day, such payment shall be made and the last day of such Applicable Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in the computation and payment of interest or commitment fees, as the case may be, unless such extension would cause such payment to be made or the last day of such Applicable Interest Period to occur in the next following calendar month, in which case such payment shall be due and the last day of such Applicable Interest Period shall occur on the next preceding Business Day.

        SECTION 2.12 APPLICATION OF PAYMENTS

        Any payments made by Borrower in respect of amounts owing by it hereunder or under any other Loan Document shall be applied in the manner directed by Borrower and, in the absence of any such direction, such payments and any prepayments of any Loan shall be applied first against fees, expenses and indemnities due under the Loan Documents; second, against interest due on amounts in default, if any; third, against interest due on the Loans; fourth, ratably against Loan principal, Interest Rate Swap Obligations, if any, Financial Transaction Liabilities, if any, according to the respective amounts of principal due to Lenders and Interest Rate Swap Obligations and Financial Transaction Liabilities due to Bank of America. Any payments received by Agent or any Lender by any means and from any source after the occurrence and during the continuation of an Event of Default shall be applied to such portions of Borrower's obligations hereunder, under any other Loan Document or under the Interest Rate Swap Agreement, any Financial Transaction Liabilities due Bank of America, and in such order as Agent may elect in its sole discretion.

        SECTION 2.13 FEES

            (a) UNUSED COMMITMENT FEES

        Borrower agrees to pay to Agent (i) for the account of Lenders in proportion to their Burdick Percentage Interests an unused commitment fee during the period commencing on the date hereof and ending on the last day of the Burdick Commitment Period computed daily at the rate of sixty basis points (.60%) per annum on the difference between the then existing Total Burdick Commitment and the outstanding principal balance of the Burdick Loans, and (ii) for the account of Lenders in proportion to their Revolving Percentage Interests an unused commitment fee during period commencing on the date hereof and ending on the last day of the Revolving Commitment Period computed daily at the rate of sixty basis points (.60%) per annum on the difference between the then existing Total Revolving Commitment and the outstanding principal balance of the Revolving Loans. Such unused commitment fees shall be payable in arrears at quarterly intervals commencing the first Business Day of October, January, April or July following the date hereof, whichever is earlier, and payable on the first Business Day of each October, January, April and July thereafter, except that accrued unused commitment fees with respect to the then existing Burdick Commitment shall be payable on the Burdick Conversion Date, accrued unused commitment fees with respect to the then existing Revolving Commitment shall be payable on the Revolving Maturity Date and all such fees shall be payable on demand after the occurrence of an Event of Default. Computations of unused commitment fees shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. For purposes of determining utilization of each Lender's Revolving Commitment in order to calculate the unused commitment fee due hereunder, the amount of any outstanding Offshore Currency Loan on any date shall be determined based upon the Dollar Equivalent amount as of the most recent Computation Date with respect to such Offshore Currency Loan. The unused commitment fees payable under this Section 2.13(a) shall be deemed fully earned when due and non-refundable when paid.

            (b) UP-FRONT FEE

        Borrower agrees to pay to Agent for the account of Lenders an upfront fee equal to forty-five basis points (.45%) of the aggregate amount of the Total Burdick Commitment and the Total Revolving Commitment, half of which amount is payable on the date hereof and half of which is payable on October 1, 2000. The upfront fee payable under this Section 2.13(b) shall be deemed fully earned on the date hereof and non-refundable when paid.

            (c) ARRANGEMENT FEE

        Borrower agrees to pay to Agent for the account of Bank of America the arrangement fees described in that certain letter agreement dated June 30, 2000 written by Bank of America and accepted by Borrower.

        SECTION 2.14 SHARING OF PAYMENTS, ETC.

        Each borrowing of Burdick Loans from Lenders under Section 2.2, will be made pro rata in accordance with each Lender's Burdick Percentage Interest, and each payment and prepayment of the Burdick Loans and each payment of interest on the Burdick Loans will be made pro rata to each Lender in accordance with its Burdick Percentage Interest. Each borrowing of Revolving Loans from Lenders under Section 2.3, will be made pro rata in accordance with each Lender's Revolving Percentage Interest, and each payment and prepayment of the Revolving Loans and each payment of interest on the Revolving Loans will be made pro rata to each Lender in accordance with its Revolving Percentage Interest. If any Lender shall obtain any payment in respect of Borrower's obligations under this Agreement or the Notes (whether voluntary or involuntary, through the exercise of any right of set-off or otherwise) in excess of the share which it would have been entitled to receive had such payment been made to Agent, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, but if any of such excess payment is afterward recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored, without interest, to the extent of such recovery. Borrower authorizes the purchase of such participations and agrees that any Lender so purchasing a participation from another Lender may exercise all its rights to payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

        SECTION 2.15 EXTENSION OF REVOLVING COMMITMENT PERIOD

        Borrower may request that Lenders extend the Revolving Maturity Date for successive one-year periods by notifying Agent and Lenders in writing at any time before a date one hundred twenty (120) days prior to the last day of the then-existing Revolving Commitment Period. If Lenders consent in writing to such an extension within sixty (60) days of such request, the Revolving Maturity Date shall be extended for one (1) additional year. Nothing in this Section 2.15 shall be construed as a commitment on the part of Agent or any Lender to grant any extension requested by Borrower.

        SECTION 2.16 OFFSHORE CURRENCY LOANS

            (a) DOLLAR EQUIVALENT AMOUNT

        Agent will determine the Dollar Equivalent amount with respect to any
(i) borrowing comprised of Offshore Currency Loans as of the requested date of such borrowing, (ii) outstanding Offshore Currency Loans as of the last Banking Day of each month, and (iii) outstanding Offshore Currency Loans as of any redenomination date pursuant to Section 2.8(f) or this Section 2.16 (each such date under clauses (i) through (iii) a "Computation Date").

            (b) OFFSHORE CURRENCY UNAVAILABLE

        In the case of a proposed borrowing comprised of Offshore Currency Loans, Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such borrowing if Agent has received notice from any Lender by 5:00 p.m. (Seattle time) four (4) Business Days prior to the day of such borrowing that such Lender cannot provide Revolving Loans in the requested Offshore Currency, in which event Agent will give notice to Borrower no later than 9:00 a.m. (Seattle time) on the third Business Day prior to the requested date of such borrowing that the borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by Agent to Lenders. If Agent shall have so notified Borrower that any such borrowing in a requested Offshore Currency is not then available, Borrower may, by notice to Agent not later than 5:00 p.m. (Seattle time) four Business Days prior to the requested date of such borrowing, withdraw the Notice of Borrowing relating to such requested borrowing. If Borrower does so withdraw such Notice of Borrowing, the borrowing requested therein shall not occur and Agent will promptly so notify each Lender. If Borrower does not so withdraw such Notice of Borrowing, Agent will promptly so notify each Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a borrowing comprised of Base Rate Loans in an aggregate amount equal to the amount of the originally requested borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by Agent to each Lender, Agent will state such aggregate amount of such borrowing in Dollars and such Lender's Revolving Percentage Interest thereof.

            (c) OFFSHORE RATE UNAVAILABLE

        In the case of a proposed continuation of Offshore Currency Loans for an additional

Applicable Interest Period as provided in Section 2.8(c)(i), Lenders shall be under no obligation to continue such Offshore Currency Loans if Agent has received notice from any Lender by 5:00 p.m. (Seattle time) four (4) Business Days prior to the day of such continuation that such Lender cannot continue to provide Revolving Loans in the relevant Offshore Currency, in which event Agent will give notice to Borrower not later than 9:00 a.m. (Seattle time) on the third Business Day prior to the last day of the Applicable Interest Period with respect to such Offshore Currency Loans that the continuation of such Revolving Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by Agent to Lenders. If Agent shall have so notified Borrower that any such continuation of Offshore Currency Loans is not then available, any Interest Rate Notice with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Applicable Interest
Period with respect to any such Offshore Currency Loans. Agent will promptly notify Borrower and Lenders of any such redenomination and in such notice by Agent to each Lender, Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Lender's Revolving Percentage Interest thereof.

            (d) OCCURRENCE OF EVENT OF DEFAULT

        Notwithstanding anything herein to the contrary, if a Default or Event of Default shall have occurred and be continuing, upon the request of Majority Lenders, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. Agent will promptly notify Borrower of any such redenomination and conversion request.

            (e) AGREED ALTERNATE CURRENCIES

        Borrower shall be entitled to request that Revolving Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Majority Lenders is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). Borrower shall deliver to Agent any request for designation of an Agreed Alternate Currency in accordance with Section 9.4, to be received by Agent not later than 11:00 a.m. (Seattle time) at least ten
(10) Business Days in advance of the date of any borrowing hereunder proposed to be made in such Agreed Alternate Currency. Upon receipt of any such request Agent will promptly notify Lenders thereof, and each Lender will use its best efforts to respond to such request within two (2) Business Days of receipt thereof. Each Lender may grant or accept such request in its sole discretion. Agent will promptly notify Borrower of the acceptance or rejection of any such request.

                                   ARTICLE 3.
                              CONDITIONS OF LENDING

        SECTION 3.1 CONDITIONS TO INITIAL LOAN

        In addition to the conditions set forth in Section 3.2, the obligations of each Lender to deliver its Loan proceeds to Agent and the obligation of Agent to disburse such proceeds to Borrower are subject to the fulfillment of the following conditions:

            (a) LOAN DOCUMENTS

        Agent shall have received this Agreement and the other Loan Documents, each duly executed and delivered as applicable by Borrower, Guarantor and the other parties thereto.

            (b) CORPORATE AUTHORITY

        Agent shall have received all of the following, each satisfactory to Agent in form and substance:

                (1) a copy of the Articles of Incorporation and Bylaws of Borrower and a copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is a party together with evidence of the authority and specimen signatures of the natural persons who have signed this Agreement and who will sign on behalf of Borrower the other Loan Documents to which Borrower is a party;

                (2) a copy of the Certificate of Incorporation and Bylaws of Guarantor and a copy of resolutions adopted by the Board of Directors of Guarantor authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which Guarantor is a party together with evidence of the authority and specimen signatures of the natural persons who have signed this Agreement and who will sign on behalf of Guarantor the other Loan Documents to which Guarantor is a party;

                (3) a copy of the Articles of Incorporation and Bylaws of each Subsidiary that is a party to any Loan Document and a copy of resolutions adopted by the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Loan Documents to which such Subsidiary is a party together with evidence of the authority and specimen signatures of the natural persons who will sign on behalf of such Subsidiary the Loan Documents to which such Subsidiary is a party; and

                (4) evidence that Borrower, Guarantor and each Subsidiary that is a party to any Loan Document is in good standing in the jurisdiction of its incorporation and such other evidence of corporate authority as Agent or any Lender shall request.

            (c) EVIDENCE OF SECURITY

        Agent shall have received evidence satisfactory to it that the security interests created by the Security Documents have been duly perfected by all such means as Lenders may deem necessary or advisable to create a valid and perfected lien in the Collateral enforceable against all third parties in all jurisdictions to secure all obligations of Borrower, Guarantor and Subsidiaries a party to any Security Document to Lenders and Agent under this Agreement or the other Loan Documents, subject to the rights of any third parties, if any, benefited by an Account

Subordination Agreement executed and delivered by Agent pursuant to Section 9.6. Agent shall have also received such evidence as it may require that its security interests in the Collateral have priority over any and all other security interests or other liens therein other than the security interests of third parties, if any, benefited by an Account Subordination Agreement executed and delivered by Agent pursuant to Section 9.6, and that the Collateral is free and clear of all Liens, except as expressly permitted by this Agreement. Without limiting the generality of the foregoing, Agent shall have received evidence satisfactory to it that the UCC financing statement in favor of Wells Fargo HSBC Trade Bank, N.A. has been terminated.

            (d) EVIDENCE OF INSURANCE

        Agent shall have received evidence satisfactory to it that all insurance required by this Agreement or any Security Document is in full force and effect.

            (e) LEGAL OPINION

        Agent shall have received a legal opinion of Clay West, Esq., counsel to Borrower and Guarantor, substantially in the form of Exhibit I attached hereto.

            (f) CERTIFICATES

        Agent shall have received a certificate of Borrower's chief financial officer or president as to the accuracy of Borrower's representations and warranties set forth in Article 4. Agent shall have received a certificate of Guarantor's chief financial officer or president as to the accuracy of Guarantor's representations and warranties set forth in the Guaranty Agreement.

        SECTION 3.2 CONDITIONS TO ALL LOANS

        The obligations of each Lender to deliver its Loan proceeds to Agent and the obligation of Agent to disburse such proceeds to Borrower are subject to the fulfillment of the following conditions:

            (a) PRIOR CONDITIONS

        All of the conditions set forth in Section 3.1 shall have been satisfied.

            (b) NOTICE OF BORROWING

        Agent shall have received the Notice of Borrowing in respect of such Loan.

            (c) NO TERMINATION OF GUARANTY AGREEMENT

        Neither Agent nor any Lender shall have received from Borrower or Guarantor any notice terminating or purporting to terminate Guarantor's obligations under the Guaranty Agreement or claiming that the Guaranty Agreement is not or will in the future not be fully enforceable against Guarantor in accordance with its terms.

            (d) NO DEFAULT

        At the date of the Loan no Default or Event of Default shall have occurred and be continuing or will have occurred as the result of the making of the Loans; and the representations and warranties in Article 4 hereof and in the Guaranty Agreement shall be true on and as of such date with the same force and effect as if made on and as of such date.

            (e) OTHER INFORMATION

        Agent shall have received such other statements, opinions, certificates, documents and information as Agent or any Lender may reasonably request in order to satisfy itself that the foregoing conditions have been fulfilled.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants to Lenders and Agent as follows:

        SECTION 4.1 CORPORATE EXISTENCE AND POWER

        Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Borrower and each Subsidiary is duly qualified to do business in each other jurisdiction where the nature of their respective activities or the ownership of their respective properties requires such qualification. Schedule 2 to this Agreement states as of the date hereof the jurisdictions of incorporation or organization of Borrower and of each Subsidiary. Borrower has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform this Agreement and the other Loan Documents to which Borrower is a party. Borrower has 100 shares of issued and outstanding common stock, all of which have been duly authorized and validly issued, and are fully paid and nonassessable. All of such shares are owned by Guarantor.

        SECTION 4.2 CORPORATE AUTHORIZATION

        (a) BORROWER AUTHORIZATION

        The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party, and any borrowing hereunder have been duly authorized by all necessary corporate action of Borrower, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Borrower, except such as have been obtained (certified copies thereof having been delivered to Agent), do not contravene any law, regulation, rule or order binding on Borrower or the Articles of Incorporation or Bylaws of Borrower and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected.

            (b) GUARANTOR AUTHORIZATION

        The execution, delivery and performance by Guarantor of this Agreement and the other Loan Documents to which Guarantor is a party, and any borrowing hereunder have been duly authorized by all necessary corporate action of Guarantor, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Guarantor, except such as have been obtained (certified copies thereof having been delivered to Agent), do not contravene any law, regulation, rule or order binding on Guarantor or the Certificate of Incorporation or Bylaws of Guarantor and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected.

            (c) SUBSIDIARY AUTHORIZATION

        The execution, delivery and performance by each Subsidiary of Loan Documents to which such Subsidiary is a party, and any borrowing hereunder have been duly authorized by all necessary corporate action of such Subsidiary, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of such Subsidiary, except such as have been obtained (certified copies thereof having been delivered to Agent), do not contravene any law, regulation, rule or order binding on such Subsidiary or the Articles or Certificate of Incorporation or Bylaws of such Subsidiary and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which such Subsidiary is a party or by which such Subsidiary or any of its properties may be bound or affected.

        SECTION 4.3 GOVERNMENT APPROVALS, ETC.

        No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Borrower, Guarantor or any Subsidiary of this Agreement or the other Loan Documents to which Borrower, Guarantor or such Subsidiary is a party or in connection with any of the transactions contemplated hereby or thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to Agent).

        SECTION 4.4 BINDING OBLIGATIONS, ETC.

        This Agreement and the other Loan Documents to which Borrower, Guarantor or any Subsidiary is a party have been duly executed and delivered by Borrower, Guarantor and such Subsidiary and constitute the legal, valid and binding obligation of Borrower enforceable against Borrower, Guarantor and such Subsidiary in accordance with their respective terms.

        SECTION 4.5 LITIGATION

        Except as disclosed in Schedule 3, there are no actions, proceedings, investigations, or claims against or affecting Borrower or any Subsidiary now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of Borrower has any thereof been threatened nor to the knowledge of Borrower does any basis exist therefor) which if determined adversely to Borrower or any Subsidiary would (a) be likely to have a material adverse effect on the consolidated financial condition of Borrower and the Subsidiaries or on the ability of Borrower to perform its obligations under this Agreement, the Notes and the Subordination Agreement or (b) impair or defeat the lien of Agent on any of the Collateral or any rights of Borrower therein.

        SECTION 4.6 FINANCIAL CONDITION

        The consolidated balance sheet of Guarantor and the Guarantor Subsidiaries as of December 31, 1999, and the related consolidated statements of income, cash flows, and shareholders' equity for the Fiscal Year then ended, copies of which have been furnished to Lenders, fairly present the financial condition of Guarantor and the Guarantor Subsidiaries as at such dates and the results of operations of Guarantor and the Guarantor Subsidiaries for the periods then ended, all in accordance with GAAP. Guarantor and the Guarantor Subsidiaries did not have on such dates any contingent liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in that balance sheet and in the notes to those financial statements. Except as disclosed to Lenders in writing prior to the date of this Agreement, since December 31, 1999, there have been no changes to the operations, business or financial condition of Guarantor and the Guarantor Subsidiaries that would be sufficient to impair Borrower's ability to repay the Loans or that have resulted in, or are forecast by Guarantor or Borrower to result in, a Default or Event of Default.

        SECTION 4.7 TITLE AND LIENS

        Guarantor, Borrower and the other Guarantor Subsidiaries have good and marketable title to each of the properties and assets reflected in the balance sheet referred to in Section 4.6 (except such as have been since sold or otherwise disposed of in the ordinary course of business). No assets or revenues of Guarantor, Borrower or any Subsidiary are subject to any Lien except as required or permitted by this Agreement or disclosed in the balance sheets referred to in Section 4.6 or otherwise disclosed to Lenders in writing prior to the date of this Agreement. None of the Collateral is subject to any Lien other than security interests in specific accounts receivable granted to purchasers in connection with the sale of accounts receivable expressly permitted under
Section 6.4(e).

        SECTION 4.8 BUILDING AND ENVIRONMENTAL LAWS

        All properties of Borrower and the Subsidiaries and their respective use thereof comply in all material respects with all applicable material zoning and use restrictions and with applicable material laws and regulations relating to the environment.

        SECTION 4.9 TAXES

        Borrower and the Subsidiaries have filed all tax returns and reports required of them, have paid all Taxes which are due and payable, and Borrower on its consolidated books has provided adequate reserves for payment of any Tax whose payment is being contested. The charges, accruals and reserves on the consolidated books of Borrower and the Subsidiaries in respect of Taxes for all fiscal periods to date are accurate. There are no questions or disputes between Borrower or any Subsidiary and any Governmental Authority with respect to any Taxes except as disclosed in the balance sheets referred to in Section 4.6 or otherwise disclosed to Lenders in writing prior to the date of this Agreement and except disputes which if resolved adversely to the positions being asserted by Borrower or any Subsidiary would not result in a material adverse change in the consolidated financial condition of Borrower and the Subsidiaries.

        SECTION 4.10 LAWS, ORDERS; OTHER AGREEMENTS

        Except as described in the financial statements delivered to Agent pursuant to Section 4.6 neither Borrower nor any Subsidiary is in violation of or subject to any contingent liability on account of any laws, statutes, rules, regulations and orders of any Governmental Authority. Neither Borrower nor any Subsidiary is in material breach of or default under any agreement to which it is a party or which is binding on it or any of its assets.

        SECTION 4.11 FEDERAL RESERVE REGULATIONS

        Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of the Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. Borrower will, on request of any Lender, furnish to such Lender a statement conforming with the requirements of Regulation U.

        SECTION 4.12 ERISA

            (a) The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of the Pension Plans allocable to such vested benefits by an amount which would represent a potential material liability of Borrower and the Subsidiaries, taken as a whole, or affect materially the ability of Borrower to perform this Agreement.

            (b) Except as disclosed to Lenders in writing prior to the date hereof, no Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section 502 or Section 2003(a) of ERISA.

            (c) No Pension Plan or trust has been terminated, except in accordance with the Code, ERISA, and the regulations of the Internal Revenue Service and the PBGC as applicable to solvent plans in which benefits of participants are fully protected. No "reportable event" as defined in Section 4043 of ERISA has occurred for which notice has not been waived or for which alternative notice procedures are permitted.

            (d) No Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

            (e) The required allocations and contributions to Pension Plans will not violate Section 415 of the Code.

        SECTION 4.13 SUBSIDIARIES

        Schedule 2 to this Agreement sets forth as of the date of this Agreement a list of the Wholly-owned Subsidiaries. As to each Subsidiary that is not a Wholly-owned Subsidiary, Schedule 2 sets forth as of the date of this Agreement the number and percentage of outstanding shares of each class of capital stock of such Subsidiary owned by Borrower or by any Subsidiary. The outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Borrower and each Subsidiary owns beneficially and has good title to its ownership interest in each Subsidiary it is listed as owning on Schedule 2, free and clear of any Lien, and has fully paid its capital contribution to each such Subsidiary.

        SECTION 4.14 PATENTS, LICENSES, FRANCHISES

        Borrower and each Subsidiary owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others except as previously disclosed in writing to Lenders prior to the date hereof.

        SECTION 4.15 INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY

        Borrower is not (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended; or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE 5.
                             AFFIRMATIVE COVENANTS

        So long as Agent or any Lender shall have any commitment hereunder and, until payment in full of each Loan, the Notes and performance of all other obligations of Borrower under this

Agreement, Borrower and Guarantor, as applicable, each agree to do all of the following unless Majority Lenders shall otherwise consent in writing.

        SECTION 5.1 USE OF PROCEEDS

        The proceeds of all Burdick Loans shall be used by Borrower solely for the acquisition of Burdick, Inc., a Delaware corporation. The proceeds of all Revolving Loans shall be used by Borrower solely for general corporate purposes of Borrower.

        SECTION 5.2 FINANCIAL STATEMENTS

        Guarantor and Borrower each covenant and agree that it will deliver or cause to be delivered to Agent with sufficient copies for each Lender:

            (a) ANNUAL GUARANTOR STATEMENTS

        As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, consolidated statements of income, cash flows, and shareholders' equity of Guarantor and the Guarantor Subsidiaries for such year, and a consolidated balance sheet of Guarantor and the Guarantor Subsidiaries as at the end of such year, together with the corresponding company prepared consolidating statements of Guarantor and the Guarantor Subsidiaries, setting forth in each case in comparative form corresponding figures from the preceding annual financial statements, all in reasonable detail and satisfactory in scope to Lenders. The annual consolidated financial statements shall be accompanied by an opinion to Guarantor (or to its Board of Directors and shareholders) from independent public accountants of recognized standing selected by Guarantor whose opinion shall be in scope and substance reasonably satisfactory to Lenders;

            (b) QUARTERLY GUARANTOR STATEMENTS

        As soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each Fiscal Year, the consolidated statements of income and of cash flows of Guarantor and the Guarantor Subsidiaries for such quarterly period and for the period from the beginning of the current Fiscal Year to the end of such quarterly period, and a consolidated balance sheet of Guarantor and the Guarantor Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year, all in reasonable detail and certified by an authorized financial officer of Guarantor; and

            (c) STOCKHOLDER REPORTS AND PROXY STATEMENTS

        Promptly after transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Guarantor or Borrower shall send to its stockholders and copies of all registration statements (without exhibits) and all reports, if any, which Guarantor or Borrower files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

        Together with each delivery of financial statements required by clause
(b) above, Guarantor will deliver to Agent an Officer's Certificate of Guarantor in the form of Exhibit L attached hereto stating that (1) the financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position and results of operations of Guarantor and the Guarantor Subsidiaries as of the end of and for the applicable fiscal period and
(2) since the last Fiscal Year-end report provided to Agent pursuant to Sections
4.6 or 5.2(a) there have been no changes to the operations, business or financial condition of Guarantor and the Guarantor Subsidiaries that would be sufficient to adversely impact Borrower's ability to repay the Loans or that have resulted in, or are forecast by Guarantor or Borrower to result in, a Default or Event of Default and (3) there has not existed during such fiscal period, and there does not then exist, any Event of Default or Default, or, if any such Event of Default or Default has existed or does then exist, specifying the nature thereof, the period of existence thereof and what action Guarantor or Borrower has taken or proposes to take with respect thereto, and, further, setting forth calculations demonstrating compliance as of the end of such fiscal period with the financial covenants set forth in Sections 5.11 through 5.14 and Sections 6.3 through 6.5.

        SECTION 5.3 INSPECTION OF PROPERTY

        Borrower covenants and agrees that it will permit Agent or any Lender on reasonable notice, at Agent's or such Lender's expense (unless a Default or Event of Default shall have occurred, in which event the expense of such visit and inspection shall be for Borrower's account), to visit and inspect any of the properties of Borrower and the Subsidiaries, to examine the corporate books and financial records of Borrower and the Subsidiaries, and to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of Borrower, and the Subsidiaries with the principal officers of Borrower and its independent public accountants, all at such reasonable times and as often as Agent or such Lender may reasonably request. Without limiting the generality of the foregoing, Borrower covenants and agrees that it will permit Agent or its representative on reasonable notice, at Agent's expense, to inspect on or before September 30, 2000 the books and records maintained by Borrower and the Subsidiaries with respect to the Collateral and to make copies thereof or extracts therefrom and to discuss such books and records and the Collateral with the principal officers of Borrower or its designees.

        SECTION 5.4 PAYMENT OF TAXES

        Borrower and Guarantor shall cause to be paid and discharged all Taxes imposed upon Borrower, any Subsidiary or Guarantor or upon the income or profits of Borrower, any Subsidiary or Guarantor or upon property belonging to Borrower, any Subsidiary or Guarantor before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that neither Borrower, any Subsidiary nor Guarantor shall be required to cause to be paid or discharged any such Tax or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and Borrower, the Subsidiaries or Guarantor shall set aside on their books adequate reserves with respect thereto.

        SECTION 5.5 PRESERVATION OF CORPORATE EXISTENCE

        Borrower and Guarantor shall each cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary (except where the failure to maintain such corporate existence is the result of a consolidation, merger, dissolution or disposition of assets by Borrower or any Subsidiary not prohibited by Section 6.4), and shall comply with, and cause each Subsidiary to comply, with all laws applicable to Borrower, such Subsidiary or Guarantor.

        SECTION 5.6 MAINTENANCE OF PROPERTY

        Borrower and Guarantor shall, at all times keep, maintain, preserve and protect all the property of Borrower, the Subsidiaries and Guarantor in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto, as necessary such that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        SECTION 5.7 INSURANCE

        Borrower and Guarantor shall at all times keep adequately insured, by financially sound and reputable insurers, all property of Borrower, the Subsidiaries and Guarantor of the character usually insured by corporations engaged in the same or similar business against loss or damage of the kinds customarily insured against by such corporations, and carry such other insurance as is usually carried by corporations engaged in the same or similar business.

        SECTION 5.8 RECORDS AND ACCOUNTS

        Borrower and Guarantor shall at all times keep and cause each Subsidiary to keep true and complete books of record and accounts in accordance with GAAP.

        SECTION 5.9 ADDITIONAL PAYMENTS; ADDITIONAL ACTS

        From time to time, Borrower and Guarantor shall (a) pay or reimburse Agent and Lenders for all out-of-pocket expenses, including reasonable legal fees, actually incurred by Agent or any Lender in connection with the preparation of the Loan Documents, the making of the Loans or, except as provided in Section 8.11, incurred by Agent or any Lender in connection with the enforcement by judicial proceedings or otherwise of any of the rights of Agent and Lenders under any Loan Document; (b) upon Agent's request, obtain and promptly furnish to Agent evidence of all such Government Approvals as may be required to enable Borrower or Guarantor to comply with its obligations under the Loan Documents; (c) execute and deliver all such instruments and documents (including, without limitation, UCC financing statements) and perform all such other acts as Agent or any Lender may reasonably request to carry out the transactions contemplated by the Loan Documents and to maintain the continuous perfection and priority of Agent's Lien on all Collateral.

        SECTION 5.10 NOTIFICATION

        Promptly after learning thereof, Borrower will notify Agent (a) of the details of any action, proceeding, investigation or claim against or affecting Borrower or any Subsidiary instituted before any court, arbitrator or Governmental Authority or, to Borrower's knowledge threatened to be instituted, which, if determined adversely to Borrower or any Subsidiary would be likely to result in a material adverse change in the consolidated financial condition of Borrower and the Subsidiaries, or to impair or defeat the lien of Agent on any Collateral or Borrower's rights therein; (b) of any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would significantly affect the consolidated financial condition of Borrower and the Subsidiaries; (c) if Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in Sections (b)(1), (2), (5) or (6) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in Section (c)(2) of Section 4043 of ERISA and Borrower obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; and
(d) if any Event of Default or Default exists, the nature and period of existence thereof and any action Borrower has taken or proposes to take with respect thereto.

        SECTION 5.11 FUNDED DEBT TO EBITDA RATIO

        Guarantor shall maintain and Borrower shall cause Guarantor to maintain as of the end of each of its fiscal quarters ending on or after December 31, 2000, for the period of four consecutive fiscal quarters then ended, a Funded Debt to EBITDA Ratio of not less than 3.5 to 1. As used herein, "Funded Debt to EBITDA Ratio" shall mean as of any date of determination, the ratio of (a) Adjusted EBITDA for the period of four consecutive fiscal quarters then ended (as such computation is set forth in the definition of Adjusted EBITDA) to (b) the aggregate principal balance of all Funded Debt as of the date of determination.

        SECTION 5.12 EBITDA TO DEBT SERVICE RATIO

        Guarantor shall maintain and Borrower shall cause Guarantor to maintain as of the end of each of its fiscal quarters ending on or after December 31, 2000, for the period of four consecutive fiscal quarters then ended, an EBITDA to Debt Service Ratio of not less than 1.75 to 1. As used herein, "EBITDA to Debt Service Ratio" shall mean for any period, the ratio of (a) Adjusted EBITDA for such period to (b) Debt Service for such period.

        SECTION 5.13 FIXED CHARGE COVERAGE RATIO

        Guarantor shall maintain and Borrower shall cause Guarantor to maintain as of the end of each of its fiscal quarters, for the period of four consecutive fiscal quarters then ended, a Fixed Charge Coverage Ratio of not less than 1.10 to 1. As used herein, "Fixed Charge Coverage Ratio" shall mean for any period, the ratio of (a) Adjusted EBITDA for such period minus the sum of (i) all cash income taxes paid (net of cash income tax refunds received) by Guarantor and the Guarantor Subsidiaries with respect to such period plus (ii) Unfunded Capital Expenditures plus (iii) all cash dividends paid on any shares of any class of Guarantor's capital stock for such period to (b) Debt Service for such period. As used herein, "Unfunded Capital Expenditures" shall mean, for any period, the amount by which the aggregate amount of capital expenditures made by Guarantor and the Guarantor Subsidiaries for such period exceeds the sum of (i) the aggregate principal amount of all Indebtedness (including Capital Leases) assumed or incurred by Guarantor or any Guarantor Subsidiary during such period for the purpose of financing such capital expenditures plus (ii) an amount equal to difference between the Total Revolving Commitment and the outstanding principal balance of the Revolving Loans as of the last day of such period.

        SECTION 5.14 TANGIBLE NET WORTH

        Guarantor shall maintain and Borrower shall cause Guarantor to maintain at all times a consolidated Tangible Net Worth equal to or greater than the sum of (a) One Hundred Thirty-five Million Dollars ($135,000,000), plus (b) fifty percent (50%) of the cumulative Consolidated Net Income of Borrower and the Subsidiaries for all fiscal quarters ended after June 30, 2000, in which Borrower's net income was greater than zero, plus (c) one hundred percent (100%) of the amount, if any, by which the shareholders' equity of Borrower has increased since June 30, 2000 as a result of the issuance of common stock or the conversion of debt securities into common stock, less (d) one hundred percent (100%) of the cumulative Non-recurring Charges of Borrower and the Subsidiaries for all fiscal quarters ended after June 30, 2000. As used herein, "Non-recurring Charges" shall mean non-recurring, non-cash charges to income that recognizes a permanent write-down in the book value of an asset of Guarantor or any Guarantor Subsidiary, including, without limitation, charges to income for the acquisition of in-process research and development. As used herein, "Tangible Net Worth" shall mean the sum of (a) the excess of the consolidated total assets over total liabilities of Guarantor and the Guarantor Subsidiaries (excluding from such difference the cumulative foreign currency translation adjustment appearing on the applicable consolidated balance sheet of Guarantor and the Guarantor Subsidiaries) and (b) an amount equal to the lesser of (i) the purchase price of treasury stock acquired by Borrower since March 29, 1997 and (ii) an amount equal to the product of (x) Fifteen Million Dollars ($15,000,000) and (y) the number of years (or portions thereof) that have elapsed since the date of this Agreement; provided, however, that for purposes of this Section 5.13, the determination of total assets shall exclude (i) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, unamortized debt discount, capitalized research and development costs, capitalized software costs and organization costs) (ii) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock,
(iii) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by the relevant corporation, and (iv) any revaluation or other write-up in book value of assets subsequent to the fiscal year of Borrower ended December 27, 1996.

                                   ARTICLE 6.
                               NEGATIVE COVENANTS

        So long as Agent or any Lender shall have any commitment hereunder and, until payment in full of each Loan, the Notes and performance of all other obligations of Borrower under this Agreement, Borrower agrees that it will not do any of the following unless Majority Lenders shall otherwise consent in writing.

        SECTION 6.1 LIMITATIONS ON LIENS

        Borrower will not, and will not permit any Subsidiary to, create, assume or suffer to be created or to exist any Lien upon any of its property or assets, except:

            (a) existing Liens reflected in the balance sheets referred to in
Section 4.6 or otherwise previously disclosed to Lenders in writing;

            (b) Liens in favor of Agent arising pursuant to the Security Documents;

            (c) security interests in specific accounts receivable granted to purchasers in connection with the sale of accounts receivable expressly permitted under Section 6.4(e);

            (d) easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case, and in the aggregate, do not materially interfere with the ordinary conduct of the business of Borrower or any Subsidiary and market leases with aggregate annual rentals not to exceed Twenty-five Million Dollars ($25,000,000);

            (e) purchase-money security interests in equipment;

            (f) any Lien renewing, extending, refunding or replacing any Lien permitted above by clauses (a) through (e), inclusive, to the extent that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness secured at the time of such renewal, extension, refunding or replacement, and that such renewal, extension, refunding or replacement Lien shall be limited to all or part of the same property (plus improvements, additions, extensions, repairs and replacements to or on such property) which was covered by the Lien that was renewed, extended, refunded or replaced; and

            (g) Liens in addition to those described in clauses (a) and (e) in an amount not to exceed Fifteen Million Dollars ($15,000,000).

        SECTION 6.2 LIMITATIONS ON INDEBTEDNESS.

        Borrower will not, and will not permit any Subsidiary to, create, incur, or become liable for any Indebtedness (other than the Term Loan, the Burdick Loans and the Revolving Loans) except:

            (a) Indebtedness reflected in the balance sheets referred to in
Section 4.6;

            (b) Taxes;

            (c) Indebtedness of Borrower to a Wholly-owned Subsidiary or of a Wholly-owned Subsidiary to Borrower or another Wholly-owned Subsidiary;

            (d) Indebtedness for the payment of obligations under capital and operating leases in an amount not to exceed Twenty-five Million Dollars ($25,000,000) in any Fiscal Year;

            (e) Indebtedness of Borrower or a Subsidiary to Guarantor; provided, however, that at any time the amount of such Indebtedness exceeds the then outstanding Indebtedness of Guarantor to Borrower or the Subsidiaries, the obligation of Borrower and the Subsidiaries to repay such excess shall be subordinated to Borrower's obligation hereunder, pursuant to the Subordination Agreement;

            (f) Indebtedness owed to persons other than Borrower, a Wholly-owned Subsidiary, or Guarantor in addition to that described in clauses (a) - (e) in an aggregate outstanding principal amount not exceeding at any time Fifty Million Dollars ($50,000,000) (or its equivalent in foreign currencies); and

            (g) Guarantees by Borrower or a Subsidiary of Indebtedness of a Subsidiary that is permitted hereunder.

        SECTION 6.3 LIMITATION ON INVESTMENTS

        Neither Guarantor nor Borrower will, nor will Guarantor permit any Guarantor Subsidiary to and nor will Borrower permit any Subsidiary to, make or permit to remain outstanding any loan or advance to any Person or purchase or otherwise acquire the capital stock, shares, voting trust certificates, bonds, debentures, notes or instruments or other securities or evidences of indebtedness of, or any interest in, or make any capital contribution to, any Person (collectively, "Investments") except that Guarantor, Borrower or any Wholly-owned Subsidiary, as applicable, may:

            (a) Make or permit to remain outstanding loans or advances to any Wholly-owned Subsidiary or to Borrower;

            (b) Own, purchase or acquire stock, obligations or securities of a corporation that, upon such ownership, purchase or acquisition, shall be a Subsidiary in which at least eighty percent (80%) of each class of outstanding capital stock is owned by Borrower, or by one or more other Wholly-owned Subsidiaries;

            (c) Make or permit to remain outstanding loans or advances to Guarantor; provided, however, no new loans or advances may be made at any time when a Default or an Event of Default has occurred and is continuing.

            (d) Own, purchase or acquire (i) obligations including, but not limited to, time deposits maturing within one year of commercial banks having combined capital and surplus in excess of $100,000,000 (or the equivalent in a foreign currency), organized or licensed to conduct a banking business under the laws of the United States of America, any state thereof, or a Permitted Foreign Government; (ii) deposits in bank accounts held in Borrower's name at banks not meeting the criteria set out in clause (i) above if such deposits do not exceed $1,000,000 in any one bank; (iii) obligations of the United States government, any agency thereof or of a Permitted Foreign Government; (iv) obligations guaranteed by the United States government or a Permitted Foreign Government;
(v) short-term commercial paper rated P-2 or higher or A-2 or higher by Moody's Investors Service, Inc. or Standard & Poor's Rating

Services, respectively; and (vi) investments through and as permitted by Borrower's Liquid Asset Management Account agreement with Bank of America's Trust Department; and,

            (e) Except during a time when a Default or Event of Default has occurred and is continuing, Borrower and all Subsidiaries may make Investments in addition to investments permitted in clauses (a) - (d) in an aggregate amount not exceeding at any time Fifty Million Dollars ($50,000,000), and which are consistent with guidelines adopted from time to time by Borrower's Board of Directors.

        SECTION 6.4 MERGER OR SALE OF ASSETS

        Neither Guarantor nor any Guarantor Subsidiary may merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of any portion of its or their business or assets or of any Collateral, to any person (either in a single transaction or in a series of transactions during any Fiscal Year), except that:

            (a) Any Subsidiary may merge with Borrower (provided that Borrower shall be the continuing or surviving corporation) or with any Wholly-owned Subsidiary (provided that a Wholly-owned Subsidiary shall be the continuing or surviving corporation);

            (b) Any Wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Borrower or another Wholly-owned Subsidiary;

            (c) Borrower may merge with any other corporation, provided that (i) Borrower shall be the continuing or surviving corporation, and (ii) immediately after such merger, no Default or Event of Default shall exist;

            (d) Borrower and Subsidiaries may sell, lease or transfer their products in the ordinary course of business;

            (e) Borrower may sell specific accounts receivable; provided that
(i) the sale of such accounts receivable are made to third parties on commercially reasonable terms, (ii) the aggregate principal amount of all such accounts receivable sold does not exceed Ten Million Dollars ($10,000,000) during any quarterly period of any Fiscal Year or Thirty Million Dollars ($30,000,000) during any Fiscal Year, (iii) no Default or Event of Default has occurred and is continuing or will occur as a result of selling such accounts receivable, and (iv) the proceeds of the sale of such accounts receivable are applied to the Loans as set forth in Section 2.12 or deposited into the Borrower Account or such other account maintained by Borrower with Bank of America as may be designated by Borrower in a written notice to Agent from time to time;

            (f) Borrower may sell or otherwise transfer the real property and improvements located at 15220 N.E. 40th Street, Redmond, Washington, King County, Washington to any direct or indirect Wholly-owned Subsidiary of Borrower; or

            (g) Borrower and Subsidiaries may sell assets in addition to those described in clauses (a) through (f) above in an aggregate amount for all sales by Borrower and the Subsidiaries in any Fiscal Year not to exceed the product of
(i) the consolidated total assets of

Borrower and Subsidiaries as of the end of the immediately preceding Fiscal Year, and (ii) ten percent (10.0%).

Borrower shall notify Agent in writing of any asset sale by Borrower or any Subsidiary that involves a sales price of more than Fifteen Million Dollars ($15,000,000) and that is outside the ordinary course of business.

        SECTION 6.5 LIMITATION ON NET LOSSES

        The sum of (a) the Consolidated Net Income of Guarantor and the Guarantor Subsidiaries minus (b) One Dollar ($1) shall not be less than zero in the last quarterly period of the Fiscal Year ended December 31, 2000 or in any Fiscal Year ending thereafter; provided, however, that for purposes of this
Section 6.5, the determination of Consolidated Net Income shall exclude non-recurring charges to income related to (i) acquisitions (except acquisitions prohibited by Section 6.3), provided, that such non-recurring charges are recognized within twelve (12) months of the date the applicable acquisition was consummated, (ii) restructuring of Guarantor or any Guarantor Subsidiary (subject to consent of all Lenders, which consent shall not be unreasonably withheld or delayed), or (iii) changes in accounting principles of Guarantor or any Guarantor Subsidiary.


                                   ARTICLE 7.
                                EVENTS OF DEFAULT

        SECTION 7.1 EVENTS OF DEFAULT

        The occurrence of any of the following events shall constitute an "Event of Default" hereunder.

            (a) PAYMENT DEFAULT

        Borrower shall fail to pay when due any amount of principal of or interest on any Loan or, within five (5) days after written notice thereof shall have been given to Borrower by Agent, any other amount payable by it hereunder; or

            (b) BREACH OF WARRANTY

        Any representation or warranty made by the Guarantor or Borrower under or in connection with this Agreement or the other Loan Documents shall prove to have been incorrect in any material respect when made; or

            (c) BREACH OF CERTAIN COVENANTS

        Borrower shall fail to perform or observe the covenants set forth in Sections 5.10(d), 5.11 through 5.14 or 6.5 of this Agreement; or

            (d) BREACH OF OTHER COVENANTS

        Guarantor or Borrower shall fail to perform or observe any other covenant, obligation or term of any Loan Document and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Agent; or

            (e) CROSS-DEFAULT

        Borrower, any Subsidiary or Guarantor shall fail (i) to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness having an outstanding principal balance in the aggregate in excess of Five Million Dollars ($5,000,000) (except the Loans) or any interest or premium thereon and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Indebtedness and required to be performed and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of such Indebtedness; or

            (f) VOLUNTARY BANKRUPTCY, ETC.

        Borrower, any Subsidiary or Guarantor shall: (1) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or (2) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

            (g) INVOLUNTARY BANKRUPTCY, ETC.

        An order for relief shall be entered against Borrower, any Subsidiary or Guarantor under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of Borrower, any Subsidiary or Guarantor or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs, or upon the expiration of sixty (60) days after the filing of any involuntary petition against it seeking any of the relief specified in Section 7.1(f) or this Section 7.1(g) without the petition being dismissed prior to that time; or

            (h) INSOLVENCY, ETC.

        Borrower, any Subsidiary or Guarantor shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Borrower, any Subsidiary or Guarantor, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Guarantor or Borrower; or

            (i) JUDGMENT

        A final judgment or order which defeats the lien of Agent on any Collateral valued at Five Hundred Thousand Dollars ($500,000) or more or Borrower's rights therein shall be rendered against Borrower or any Subsidiary and such judgment or order shall continue without being discharged, vacated, bonded or execution thereon stayed pending appeal for a period of thirty (30) consecutive days; or

            (j) ERISA

        Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) of ERISA), having aggregate Unfunded Vested Liabilities in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans;

            (k) INTEREST RATE SWAP AGREEMENT

        The occurrence of any Event of Default, as that term is defined in the Interest Rate Swap Agreement including all schedules thereto and agreements incorporated therein by reference or relating thereto; or

            (l) CHANGE IN OWNERSHIP

        Borrower shall cease to be a wholly-owned subsidiary of Guarantor without Majority Lenders' prior written consent.

            SECTION 7.2 CONSEQUENCES OF DEFAULT

        If any of the Events of Default described in Section 7.1(f) or Section 7.1(g) shall occur, the Burdick Commitment and the Revolving Commitment shall immediately terminate, the principal of and the interest on the Loans and all other sums payable by Borrower hereunder and under the Notes shall become immediately due and payable, all without protest, presentment, notice or demand, all of which Borrower expressly waives. If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, the Majority Lenders, may direct Agent to immediately terminate the Burdick Commitment and Revolving Commitment and declare the principal of and the interest on the Loans and the Notes and all other sums payable by Borrower hereunder or under any Loan Document to be immediately due and payable, whereupon the same shall become immediately due and payable all without protest, presentment, notice, or demand, all of which Borrower expressly waives. Also, regardless of whether Majority Lenders shall exercise their option to accelerate pursuant to the preceding sentence, Agent shall at the request of the Majority Lenders or may, unless otherwise instructed by the Majority Lenders, take such other actions as are otherwise permitted by equity or law.

                                   ARTICLE 8.
                                    THE AGENT

        SECTION 8.1 AUTHORIZATION AND ACTION

        Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loans, Agent shall not be required to exercise any discretion or take any action except upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and any holders of any Note, provided that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to the Loan Documents or applicable law and provided, further, that without the consent of all Lenders, Agent may not be instructed nor shall Agent otherwise agree on behalf of Lenders to change or modify the definition of "Majority Lenders", the timing or rates of interest payments, or the timing or amounts of principal payments due in respect of the Burdick Loans or the Revolving Loans, and provided, further, that the terms of this Article 8 shall not be amended without the prior written consent of Agent (acting for its own account). In the absence of instructions from the Majority Lenders, Agent shall have authority (but no obligation), in its sole discretion, to take or not to take any action, unless this Agreement specifically requires the consent of all Lenders or the consent of the Majority Lenders and any such action or failure to act shall be binding on all Lenders and on all holders of the Notes. Each Lender and each holder of any Note shall execute and deliver such additional instruments, including powers of attorney in favor of Agent, as may be necessary or desirable to enable Agent to exercise its powers hereunder.

        SECTION 8.2 DUTIES AND OBLIGATIONS

            (a) Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with the Loans or this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (i) may treat each Lender as the party entitled to receive payments hereunder until Agent receives written notice of the assignment of such Lender's interest herein signed by such Lender and made in accordance with the terms hereof and a written agreement of the assignee that it is bound hereby as it would have been had it been an original party hereto, in each case in form satisfactory to Agent; (ii) may consult with legal counsel (including counsel for Borrower or Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, the other Loan Documents or in any instrument or document furnished pursuant hereto or thereto; (iv) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Loan Documents on the part of Borrower or as to the use of the proceeds of any Loan or as to the existence or possible existence of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement or of any instrument or document furnished pursuant hereto; (vi) may execute any of its duties by or through its employees, other independent agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agent or attorney-in-fact that it selects with reasonable care; and (vii) shall incur no liability under or in respect to this Agreement by acting upon any oral or written notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of Borrower or Guarantor made or deemed to be made hereunder or in any other Loan Document.

            (b) Agent will account to each Lender for its pro rata interest in payments of principal of and interest on the Loans which are received by Agent from Borrower or Guarantor or for the account of Borrower or Guarantor and will promptly remit to Lenders entitled thereto all such payments. Agent will transmit to each Lender copies of all documents received from Borrower pursuant to the requirements of this Agreement other than documents which by the terms of this Agreement Borrower is obligated to deliver directly to Lenders.

            (c) Each assignee of a Lender organized outside of the United States shall furnish to Agent in a timely fashion such documentation (including, but not by way of limitation, IRS Forms Nos. 1001 and 4224) as may be required by applicable law or regulation to establish such Lender's status for tax withholding purposes.

        SECTION 8.3 DEALINGS BETWEEN AGENT AND BORROWER

        With respect to its pro rata interest in the Loans, Agent shall have the same obligations, rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" shall unless otherwise expressly indicated include the Agent in its individual capacity. Agent may accept deposits from, lend money to, act and generally engage in any kind of business with Borrower, Guarantor and any person which may do business with Borrower or Guarantor, all as if Agent were not the Agent hereunder and without any duty to account therefor to Lender.

        SECTION 8.4 LENDER CREDIT DECISION

        Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 8.5 INDEMNIFICATION

        Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower) ratably according to its pro rata interest in all Loans from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement or any other Loan Document, except any such as result from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly on demand in proportion to its pro rata interest in all Loans for any out-of-pocket expenses, including legal fees, incurred by Agent in connection with the administration or enforcement of or the preservation of any rights under this Agreement or any other Loan Document (to the extent that Agent is not reimbursed for such expenses by Borrower or Guarantor).

        SECTION 8.6 SUCCESSOR AGENT

        Agent may give written notice of resignation at any time to Lenders and Borrower and may be removed at any time with cause by the Majority Lenders. Upon any such notice of resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after Agent's giving of notice of resignation or the Majority Lenders' removal of Agent, then Agent may on behalf of Lenders, appoint a successor Agent, which shall be a bank organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. Until the acceptance by such a successor Agent, the retiring Agent shall continue as "Agent" hereunder. Notwithstanding any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

        SECTION 8.7 AGENT'S FEE

        Borrower agrees to pay to Agent for its own account an annual agency fee equal to the lesser of (a) $3,000 for each Lender under this Agreement or (b) $9,000. Such fee shall be payable on the date hereof and on each anniversary of the date hereof so long as Agent or any Lender shall have any commitment under the Loan Agreement and, until payment in full of each Loan, the Notes and performance of all other obligations of Borrower under the Loan Agreement.

                                   ARTICLE 9.
                                  MISCELLANEOUS

        SECTION 9.1 NO WAIVER; REMEDIES CUMULATIVE

        No failure by Agent, any Lender or Borrower to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default nor prejudice any party's rights in the exercise of any powers hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

        SECTION 9.2 GOVERNING LAW

        This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington (excluding its conflict of laws rules) except in the case of the Security Documents, where the location of Collateral requires that the creation, validity, perfection, or enforcement of the security interests provided for herein be governed by the laws of the jurisdiction where such Collateral is located.

        SECTION 9.3 MANDATORY ARBITRATION

        Any controversy or claim between or among the parties, arising out of or relating to this Agreement or any other Loan Document and any claim based on or arising from an alleged tort related thereto, shall at the request of either party be determined by arbitration in Seattle, Washington. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S.
Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. No provision of this Section 9.3 shall limit the right of either party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of any such remedy does not waive the right of either party to resort to arbitration.

        SECTION 9.4 CONSENT TO JURISDICTION

        Each party hereto irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement or any other Loan Document and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.4 shall impair the right of any party to bring any action or proceeding hereunder in the courts of any other jurisdiction.

        SECTION 9.5 NOTICES

        All notices and other communications provided for in this Agreement shall be in writing and shall be mailed (with first class postage prepaid) or sent or delivered by telex, facsimile transmission, telegram or cable to each party at the address set forth under its name on the signature pages hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified all notices sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, all notices sent by a nationally recognized overnight courier service, if duly given, shall be effective one (1) Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt.

        SECTION 9.6 SUBORDINATION OF SECURITY INTERESTS

        Lenders hereby agree to authorize and instruct Agent to execute and deliver to Borrower an intercreditor lien subordination agreement in the form of Exhibit F attached hereto (an "Account Subordination Agreement") in favor of third parties in respect of specific accounts receivable sold by Borrower or any Subsidiary a party to a Security Document (each an "Account" and collectively, the "Accounts"), provided that (a) the sale of such Accounts is expressly permitted under Section 6.4(e), and (b) Borrower shall have delivered to Agent a completed Account Subordination Agreement specifying (i) the name and address of seller of the Accounts, (ii) the name and address of purchaser of the Accounts and (iii) the name(s) of the obligor(s) on each Account and the date, number and amount of the invoice giving rise to each Account. Each completed Account Subordination Agreement delivered to Agent shall be deemed to constitute a representation and warranty by Borrower that as of the date of the delivery of such Account Subordination Agreement the statements set forth in Article 4 hereof are true and correct and that no Default or Event of Default has occurred and is continuing or will occur as a result of the sale of the Accounts therein specified.

        SECTION 9.7 SUCCESSORS AND ASSIGNS

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective Successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders.

            (b) The parties hereto anticipate that Bank of America will syndicate the Burdick Loans and the Revolving Loans by assigning (or selling participation interests in) some or all of its pro rata interests in the Burdick Loans and the Revolving Loans to other financial institutions. Borrower agrees to execute and deliver all such other instruments and perform all such other acts as Bank of America may reasonably request to permit Bank of America to effect such assignments or sales of participations.

            (c) With notice to Agent, any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its pro rata interest in the Loan. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement if the effect thereof is to change or modify the timing, rates or amounts of principal and interest payable hereunder. An assignment or other transfer which is not permitted by subsection (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). Borrower hereby authorizes Agent and each Lender to disclose financial and other information about Borrower, Guarantor or the Loans to the Participants and bona fide potential Participants.

            (d) Subject to the following, any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part, of its pro rata interest, rights and obligations in the Burdick Loans, the Revolving Loans and the Loan Documents. Such an assignment shall be effective under this subsection (d) if and only if (i) Agent shall consent to such assignment, which consent shall not be unreasonably withheld or delayed, (ii) Borrower shall consent to such assignment, which consent shall not be unreasonably withheld or delayed, (iii) where the assigning Lender is Bank of America, after giving effect to such an assignment, Bank of America shall have a total pro rata interest in all Loans of at least fifty-one percent (51%), (iv) the Assignee shall assume all of the corresponding obligations pursuant to an agreement in form and substance reasonably satisfactory to Agent; and (v) the assigning Lender shall pay an administrative fee of $2,500 to Agent. Subject to the foregoing, upon execution and delivery of such an assignment and assumption agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a "Lender" under this Agreement and shall have all the rights and obligations of a Lender as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.2(c). Borrower hereby authorizes Agent and each Lender to disclose financial and other information about Borrower, Guarantor, the Burdick Loans or the Revolving Loan to Assignees and bona fide potential Assignees.

            (e) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

        SECTION 9.8 SEVERABILITY

        Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

        SECTION 9.9 SURVIVAL

        All representations, warranties and indemnities of Borrower Agent or any Lender shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans. Notwithstanding anything in this Agreement or implied by law to the contrary, the indemnities of Borrower in favor of Agent and Lenders, and the obligations of Borrower contained herein to pay fees to, and expenses incurred by, Agent or any Lender shall survive the payment of the Loans, the Notes and the termination of this Agreement.

        SECTION 9.10 CONDITIONS NOT FULFILLED

        If the Burdick Commitment or the Revolving Commitment is not borrowed, owing to nonfulfillment of any condition precedent specified in Article 3, no party hereto shall be responsible to any other party for any damage or loss by reason thereof, except that Borrower shall in any event be liable to pay the fees, Taxes, expenses and certain losses and costs for which it is obligated hereunder, including the indemnities set forth in Section 2.8(c).

        SECTION 9.11 ENTIRE AGREEMENT; AMENDMENT

        This Agreement comprises the entire agreement of the parties and may not be amended or modified except by written agreement of Borrower, Guarantor and Agent acting with the consent of Majority Lenders (or where necessary all Lenders) in accordance with the terms and conditions of Section 8.1. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

        SECTION 9.12 HEADINGS

        The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

        SECTION 9.13 PREVAILING PARTY ATTORNEY'S FEES

        If a final judgment is rendered in any judicial proceeding brought by any party against any other party to enforce the provisions of this Agreement or any other Loan Document, the party in whose favor such judgment is rendered shall be entitled to recovery of its reasonable attorney's fees and costs.

        SECTION 9.14 CONCERNING ORAL AGREEMENTS.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

        BORROWER:         SPACELABS MEDICAL, INC., a California corporation

                          By
                          Its

                          Address:
                          15220 N.E. 40th Street
                          P.O. Box 97013
                          Redmond, Washington  98073-9713
                          Attn:  Mr. James A. Richman
                                 Vice President & Corporate Controller

                          Telecopy No.: (425) 885-4877
                          Telephone No.: (425) 882-3700


        GUARANTOR:        SPACELABS MEDICAL, INC., a Delaware corporation

                          By
                          Its

                          Address:
                          15220 N.E. 40th Street
                          P.O. Box 97013
                          Redmond, Washington  98073-9713
                          Attn:  Mr. James A. Richman
                                 Vice President & Corporate Controller

                          Telecopy No.: (425) 885-4877
                          Telephone No.: (425) 882-3700


        LENDERS:          BANK OF AMERICA, N.A., a national banking association



                          By
                          Its

                          Address:
                          701 Fifth Avenue, 12th Floor
                          WA1-102-12-06
                          Seattle, Washington  98104
                          Attn:  Mr. Hank T. Knottnerus
                                 Senior Vice President

                          Telecopy No.:  (206) 358-3971
                          Telephone No.:  (206) 358-3369


                          U.S. BANK NATIONAL ASSOCIATION, a national banking association


                          By
                          Its

                          Address:
                          1420 Fifth Avenue, Floor 11
                          Seattle, Washington 98101
                          Attn: Mr. Wilfred C. Jack
                                Vice President

                          Telecopy No.:  (206) 344-2887

                          Telephone No.:  (206) 344-3643


        AGENT:            BANK OF AMERICA, N.A., a national banking association



                          By
                          Its

                          Address:
                          701 Fifth Avenue, 16th Floor
                          WA1-102-16-20
                          Seattle, Washington  98104
                          Attn:  Ms. Dora A. Brown
                                 Vice President

                          Telecopy No.:  (206) 358-0971
                          Telephone No.:  (206) 358-0101

                                   SCHEDULE 1

                                 PREPAYMENT FEES

        The amount of the fee to be paid pursuant to Section 2.9 shall depend on the following:

        (1) The amount by which interest rates have changed between the Reference Date and the Prepayment Date. As used herein, "Reference Date" shall mean the first day of an Applicable Interest Period. As used herein, "Prepayment Date" shall mean the date Borrower either voluntarily or involuntarily prepays an Overnight Loan, an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan. Certain U.S. Treasury rates are used as a benchmark to measure changes in interest rate levels.

               (a) A "reference rate" equal to the average interest rate yield at the Reference Date for U.S. Government Securities having maturities equivalent to that of the applicable Overnight Rate Loan, IBOR Rate Loan, LIBOR Rate Loan or Quoted Rate Loan will be determined in the manner described below for determining applicable rates but will be established as of the Reference Date for the Applicable Interest Period. This rate represents interest rate levels at the time an Overnight Rate Loan, an IBOR Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan is made or its interest rate fixed.

               (b) An "applicable rate," determined as described below, represents interest rate levels as of the Prepayment Date.

        (2)    The amount of principal prepaid.

        (3) A payment fee factor (see "payment fee factor schedule" below). This factor represents the economic loss to a Lender resulting from a one dollar payment if rates were to drop by one percent from the time the rate was fixed.


                          CALCULATION OF PREPAYMENT FEE

        If the reference rate is lower than or equal to the applicable rate, there is no prepayment fee.

        If the applicable rate is lower than the reference rate, the prepayment fee shall be equal to the difference between the reference rate and the applicable rate (expressed as a decimal), multiplied by the appropriate factor from the prepayment fee factor schedule, multiplied by the principal amount of the LIBOR Rate Loan or Quoted Rate Loan which is prepaid.

        Example:

        A LIBOR Rate Loan with principal of $850,000 is fully prepaid with 4 months remaining prior to the end of the Applicable Interest Period. A reference rate of 10% was assigned to the LIBOR Rate Loan when the rate was fixed. The applicable rate (as determined by current 4-month U.S. Treasury rates) is 8.5%. Rates are therefore judged to have dropped by 1.5% since the rate was fixed, and a prepayment fee applies.

        A prepayment fee factor of .37 is determined from the tables below, and the prepayment fee is computed as follows:

        Prepayment Fee = (.10-.085) x (.37) x ($850,000) = $4,717.50


                                APPLICABLE RATES

        The applicable rate is equal to the average interest rate yield at the time of prepayment for U.S. Government Securities having maturities equivalent to the remaining portion of the Applicable Interest Period.

        The applicable rate shall be determined from the Federal Reserve Statistical Release (Publication H.15(519)) in the "This Week" (most recent week) column under the heading U.S. Government Securities - Treasury Bills - Secondary Market, interpolated to the nearest month.

        Rates listed in the Federal Reserve Statistical Release for maturities of less than one year are on a discount rate basis, and these rates shall be converted to a coupon equivalent basis, based upon a 360-day year. The Statistical Release published on Monday shall be used for calculation of prepayment fees payable on the following Tuesday through the following Monday, with appropriate adjustment if the day of publication changes.


                         PREPAYMENT FEE FACTOR SCHEDULES

                             Months Remaining in the
            Applicable Interest Period for IBOR or LIBOR Rate Loans(1)

                     0          1          2        3          4         5          6
                    ---        ---        ---      ---        ---       ---        ---
        Factors      0         .09        .18      .28        .37       .46        .55

                     7          8          9        10         11        12
                    ---        ---        ---      ----       ----      ----
        Factors     64         .73        .82      .92        1.01      1.10


                             Months Remaining in the
                Applicable Interest Period for Quoted Rate Loans(1)

                     0          3          6        9          12        24         36
                    ---        ---        ---      ---        ----      ----       ----
        Factors      0         .30        .59      .86        1.15      2.2        3.3

                     48         60         84      120         240       360
                    ----       ----       ----    -----       -----     -----
        Factors     4.3        5.3        7.1       9.4       15.0      18.1



        --------
        (1) If the remaining Applicable Interest Period or time prior to scheduled maturity is between any two time periods in the above schedules, interpolate between the corresponding factors.

        No Lender is required to actually reinvest the paid principal in any U.S. Government Treasury obligations as a condition to receiving a prepayment fee as calculated above.

                                   SCHEDULE 2

                        BORROWER AND SUBSIDIARY SCHEDULE

                                                     DATE OF               JURISDICTION OF
                                                   INCORPORATION/           INCORPORATION/
                NAME                               ORGANIZATION             ORGANIZATION
---------------------------------------------------------------------------------------
E-Lifeclinic Corporation                              5/9/00                 Washington
Lifeclinic Holding Corporation                        5/9/00                 Washington
Lifeclinic Medical Data Corporation                   5/9/00                 Washington
Lifeclinic.com Corporation                            11/19/99               Washington
Spacelabs Medical, Inc                                8/20/58                California
Spacelabs Burdick, Inc..                              4/28/93                Delaware
Intesys, Inc.                                         3/11/87                Delaware
Intesys Acquisition Corporation                       10/1/84                Delaware
Shanghai Burdick Medical Instrument Co., Ltd.         12/28/95               China
SMD Software, L.L.C.                                  20/5/96                Washington
Spacelabs International, Inc.                         1/27/86                Delaware
Spacelabs Medical AB                                  1/4/95                 Sweden
Spacelabs Medical BV                                  10/17/95               The Netherlands
Spacelabs Medical GmbH                                6/21/83                Germany
Spacelabs Medical Instruments (Tianjin) Co. Ltd.      2/6/95                 China
Spacelabs Medical Limited                             4/3/90                 Hong Kong
Spacelabs Medical Ltd.                                5/24/89                United Kingdom
Spacelabs Medical, Ltd.                               9/12/96                Taiwan
Spacelabs Medical Private Limited.                    6/4/98                 India
Spacelabs Medical Products GmbH                       1/5/93                 Austria
Spacelabs Medical Products Ltd.                       10/5/90                Quebec, Canada
(Spacelabs Produits Medicaux Ltee.)
Spacelabs Medical Products Pty. Ltd                   7/21/89                Australia
Spacelabs Medical S.A.                                3/13/96                Spain
Spacelabs Medical S.A. De C.V.                        10/28/94               Mexico
Spacelabs Medical S.r.l.                              3/7/96                 Italy
Spacelabs Medical SARL                                11/1/88                France
Spacelabs Medical Trading Company                     6/26/92                Guam
Spacelabs (Singapore) Pte. Ltd.                       3/3/90                 Singapore
Vita-Stat Medical Services, Inc.                      4/16/76                Florida

                                   SCHEDULE 3

                               PENDING LITIGATION